Exhibit 26(d)(vii)
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
[751 Broad Street
Newark, New Jersey 07102]
Group Insurance Certificate
Prudential certifies that insurance is provided according to the Group Contract for each insured [Employee]. Your Schedule of Benefits shows the Contract Holder the Group Contract Number.
Insured [Employee]: You are eligible to become insured under the Group Contract if:
(1)    you are in the Covered Classes of the Certificate's Schedule of Benefits; and
(2)    you meet the requirements in the Certificate's Who Is Eligible section.
The When You Become Insured section of the Certificate states how and when you may become insured for the Variable Universal Life Coverage1[, including any of the additional provisions that may be a part of the Variable Universal Life Coverage]. Your insurance will end when the rules in the When Your Insurance Ends section so provide.
2[Beneficiary for Death Benefits: See the Certificate's Beneficiary Rules.]
VARIABLE UNIVERSAL LIFE COVERAGE
Coverage and Amounts: The Variable Universal Life Coverage1[, including any of the additional provisions that may be a part of the Variable Universal Life Coverage, and the amounts of insurance are described in the Certificate.]
If you are insured, this Group Insurance Certificate replaces any older certificates issued to you for the Variable Universal Life Coverage1[, including any of the additional provisions that may be a part of the Variable Universal Life Coverage]. All benefits are subject in every way to the entire Group Contract which includes the Group Insurance Certificate.
Right to Examine this Certificate: 3[You may return this Certificate to Prudential, for any reason, within <10 - 60> days after you receive it.] If you return it within this period, the Insurance will be void from its Effective Date, and we will refund your contributions.

The Death Benefit may increase or decrease daily depending on the payment of premiums, the investment experience of the Separate Account and the level of mortality charges made. But, it will not be less than the Face Amount of Insurance shown plus the amount of any additional insurance benefits, if the Covered Person's Insurance is not in default and there is no Certificate Fund debt or withdrawal.
The Certificate Fund value may increase or decrease daily depending on the payment of premiums, the investment experience of the Separate Account and the level of mortality charges made. There is no guaranteed minimum.

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Foreword
We are pleased to present you with this Certificate. It describes the Program of benefits we have arranged for you and what you have to do to be covered for these benefits.
We believe this Program provides worthwhile protection for you and your family.
Please read this Certificate carefully. If you have any questions about the Program, we will be happy to answer them.
IMPORTANT NOTICE: This Certificate is an important document and should be kept in a safe place.
1[IMPORTANT INFORMATION FOR RESIDENTS OF CERTAIN
STATES: There are state-specific requirements that may change the provisions under the Coverage(s) described in this Group Insurance Certificate. If you live in a state that has such requirements, those requirements will apply to your Coverage(s) and are made a part of your Group Insurance Certificate. Prudential has a website that describes these state-specific requirements. You may access the website at www.prudential.com/etonline. When you access the website, you will be asked to enter your state of residence and your Access Code. Your Access Code is 12345.

If you are unable to access this website, want to receive a printed copy of these requirements or have any questions, call Prudential at
1-866-439-9026.]

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Table of Contents

SCHEDULE OF BENEFITS	[00]

TABLE OF MAXIMUM RATES	[00]

[1][TABLE OF CORRIDOR PERCENTAGES	00]

[1][TABLE OF NET SINGLE PREMIUMS	00]

WHO IS ELIGIBLE TO BECOME INSURED	[00]

WHEN YOU BECOME INSURED	[00]

[1][DELAY OF EFFECTIVE DATE	00]

VARIABLE UNIVERSAL LIFE COVERAGE	[00]

[1][OPTION TO ACCELERATE PAYMENT OF CERTAIN DEATH BENEFITS
UNDER VARIABLE UNIVERSAL LIFE COVERAGE	00]

[1][ADDITIONAL PROVISIONS FOR ACCIDENTAL DEATH
AND DISMEMBERMENT COVERAGE	00]

[1][ADDITIONAL PROVISIONS FOR DEPENDENTS TERM LIFE COVERAGE	00]

GENERAL INFORMATION	[00]

WHEN INSURANCE ENDS	[00]

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Schedule of Benefits
1[Covered Classes: All Employees of the A.B.C. Company.]
2[Regardless of any eligibility or termination provision of the Certificate to the contrary, each former active Employee of The A.B.C Company who were continuing their variable universal life coverage on December 31, 20XX under a group insurance contract issued to The A.B.C. Company to cover employees of the Employer shall be considered a Covered Person for Variable Universal Life
Coverage as described in Continued Coverage Under the Group Contract section of this Group Insurance Certificate. ]

Program Date: [January 1, 20XX]. This Certificate describes the benefits under the Group Program as of the Program Date.
You should know...

•	The Variable Universal Life Coverage in this Certificate, including any of the additional provisions that may be a part of the Variable Universal Life Coverage, is insured under a Group Contract issued by Prudential. All benefits are subject in every way to the entire Group Contract which includes the Group Insurance Certificate. It alone forms the agreement under which payment of insurance is made.

•	To receive the tax treatment accorded life insurance under federal law, the Variable Universal
Life Coverage must meet the definition of life insurance as provided in the Internal Revenue
Code, or any successor law. To make sure it qualifies, Prudential reserves the rights: (a) to refuse contributions, in whole or in part; to refuse to make changes to the Coverage; and to decline to make partial withdrawals that could cause it to fail to meet the definition of life insurance; (b) to make distributions to you from your Certificate Fund; or increase your Death
Benefit to the extent needed to qualify the Variable Universal Life Coverage as life insurance; and (c) to make changes to the Group Contract or Certificates, or both, or to take any action to the extent needed to qualify the Variable Universal Life Coverage as life insurance.
Variable Universal Life Coverage
3[FOR YOU AND YOUR DEPENDENT SPOUSE OR DOMESTIC PARTNER]
4[Subject to the terms of this Certificate, you may enroll for a Face Amount of Insurance equal to one of the options below.  The option for which you enroll will be recorded by the Employer and reported to Prudential.]
5[On You under Employee Insurance
FACE AMOUNTS OF INSURANCE:
Amount For Each Benefit Class:

Benefit Classes	Face Amount of Insurance
All Employees	<$500 - $10,000,000>

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Minimum Amount: <$500 - $50,000>. Maximum Amount: <$25,000 - $10,000,000>.
*If this amount is not a multiple of $1,000, it will be rounded to the next higher multiple of $1,000.
The Definitions explains what "Earnings" means.]
6[Non-medical Limit on Face Amount of Insurance: There is a limit on the amount for which you may be insured without submitting evidence of insurability. This is called the Non-medical Limit.
Non-medical Limit: $20,000.
If the Face Amount of Insurance for your Class and age at any time is more than the Non-medical Limit, you must give evidence of insurability satisfactory to Prudential before the part over the Limit can become effective. This requirement applies: when you first become insured; when you request an increase in your Face Amount of Insurance; when your Class changes; or
if the face amount of insurance for your Class is changed by an amendment to the Group Contract. Even if you are insured for an amount over the Limit, you will still have to meet this evidence requirement before any increase in your Face Amount of Insurance can become effective.

If the Amount Limitation for the Variable Universal Life Coverage applies at any time to your amount of insurance, that Limitation will also apply to the Non-medical Limit as if it were an amount of insurance.
The Non-medical Limit applies whether or not you meet the Active Work requirement. However, your Face Amount of Insurance will be only increased when Prudential decides the evidence is satisfactory and you do meet the Active Work Requirement.]

7[The Non-medical Limit does not apply to any Face Amount of Insurance for which you have provided evidence prior to the effective date of the Coverage in this Certificate under the Group Contract. The Incontestability of Insurance section of this Certificate will still apply to your Face Amount of Insurance.]
7[The Non-medical Limit does not apply to any Face Amount of Insurance for which you were insured under another group contract providing employee variable universal life coverage for Employees of the Employer on the day prior to the effective date of the Coverage in this Certificate under the Group Contract. The Incontestability of Insurance section of this Certificate will still apply to your Face Amount of Insurance.]
8[Increases and Decreases: You may elect to have your Face Amount of Insurance changed. You must do this in a format approved by Prudential and agree to make any required contributions.
If you request a higher Face Amount of Insurance, you must give evidence of insurability. That change will become effective on the date Prudential decides the evidence is satisfactory and your insurance is not being delayed under the Delay of Effective Date section.
If you request a lower Face Amount of Insurance, that change will become effective on the date of your written request.
Any Non-medical Limit will apply to an increased amount of coverage.]
9[Changing Plans at Annual Enrollment:

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If you are enrolled for Variable Universal Life Coverage and have not previously been declined group insurance coverage by Prudential, you may elect to increase your face amount of insurance under Variable Universal Life Coverage during an Annual Enrollment Period. You must do this in a format approved by Prudential and agree to make any required contributions. Your ability to increase your face amount of insurance under Variable Universal Life Coverage is subject to the remainder of this provision and the Group Contract.
Amount of Increase During Annual Enrollment: You may increase your face amount of insurance under Variable Universal Life Coverage in an amount up to the maximum Annual Increase Amount. However, if your existing face amount of insurance under Variable Universal Life Coverage plus the Annual Increase Amount exceeds the Non-Medical Limit, any amount of insurance under Variable Universal Coverage in excess of the Non-Medical Limit requires satisfactory evidence of insurability.
Annual Increase Amount refers to the face amount of insurance under Variable Universal Life Coverage you may obtain without providing satisfactory evidence of insurability to Prudential. The Annual Increase Amount is available in increments of $10,000 during any Annual Enrollment Period.
Annual Increase Amount Effective Date: Your Annual Increase Amount will become effective:

(1)	If your existing face amount of insurance under Variable Universal Life Coverage plus the
Annual Increase Amount does not exceed the Non-Medical Limit, the Annual Increase Amount will become effective on the date mutually agreed upon by Prudential and the Contract Holder.

(2)	If your existing face amount of insurance under Variable Universal Life Coverage plus the
Annual Increase Amount exceeds the Non-Medical Limit,

(a)
The portion of your Variable Universal Life Coverage, including any Annual Increase Amount, that does not exceed the Non-Medical Limit will become effective on the date mutually agreed upon by Prudential and the Contract Holder, and

(b)	The portion of any Annual Increase Amount in excess of the Non-Medical Limit will become effective on the later of the date:

(i)	Mutually agreed upon by Prudential and the Contract Holder; and

(ii)	Prudential determines that your evidence of insurability is satisfactory.

(3)
If your existing face amount of insurance under Variable Universal Life Coverage exceeds the Non-Medical Limt and you increase your face amount of insurance under Variable Universal Life Coverage in an amount up to the maximum Annual Increase Amount, then the Annual Increase Amount will become effective on the later of the date:

(a)	Mutually agreed upon by Prudential and the Contract Holder; and

(b)	Prudential determines the evidence of insurability is satisfactory.
The Delay of Effective Date and the Incontestability of Insurance sections of this Certificate apply to all Annual Increase Amounts of Variable Universal Life Coverage.
The Definitions section of this Certificate explains what “Annual Enrollment Period” means.]
7[Amount Limitation:  When you attain the Coverage Reduction Age (shown below), your Face Amount of Insurance is limited.  It is the greater of: five times your Cash Accumulation Fund on the day prior to your attaining the Coverage Reduction Age; and (b) $50,000.  But in no event will your Face of Amount of Insurance after you attain the Coverage Reduction Age exceed your Face Amount

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of Insurance on the day prior to your attaining the Coverage Reduction Age, nor will it be less than the least amount needed to keep the Coverage within the definition of life insurance under the Internal Revenue Code or successor law without reducing your Cash Accumulation Fund.

Coverage Reduction Age: The later of: (a) your age at your retirement from active, full-time work with the Included Employer; and (b) the tenth anniversary of the day on which you became insured for the Variable Universal Life Coverage under the Group Contract.

The Delay of Effective Date section does not apply to this Amount Limitation provision.]
7[Effect of Option to Accelerate Death Benefits under Variable Universal Life Coverage: When you elect this option, the total amount of Variable Universal Life Coverage otherwise payable on a person's death, including any amount under an extended death benefit, will be reduced by the Accelerated Life Insurance Proceeds and the Accelerated Payment Fee. Also, any amount a person could otherwise have converted to an individual contract will be reduced by the Accelerated Life Insurance Proceeds and the Accelerated Payment Fee.]
Initial Monthly Contribution -- [$XX.XX]
7[Burial Expenses: If it appears to Prudential that a person incurs expenses in connection with your burial, that person may receive part of your insurance under the Variable Universal Life Coverage. Prudential, at its option, may pay that person up to $250.00. If an amount is so paid, Prudential will not have to pay that part of your insurance again.]
10[ON YOUR QUALIFIED DEPENDENT SPOUSE OR DOMESTIC PARTNER UNDER DEPENDENTS INSURANCE
10a[Subject to the terms of this Certificate, you may enroll for a Face Amount of Insurance for your Spouse or Domestic Partner equal to one of the options below.  The option for which you enroll your Spouse or Domestic Partner will be recorded by the Employer and reported to Prudential:]
10b[Option                Face Amount of Insurance

Your Spouse or Domestic Partner	<$500 - $10,000,000>
Minimum Amount: <$500 - $50,000>. Maximum Amount: <$25,000 - $10,000,000>.

*If this amount is not a multiple of $1,000, it will be rounded to the next higher multiple of $1,000.
The Definitions explains what "Earnings" means.]
10c[NOTE:  The Face Amount of Insurance on your Spouse or Domestic Partner will not exceed <50% - 100%> of the Face Amount for which you are insured under the Variable Universal Life Coverage.]
10d[Non-medical Limit on Face Amount of Insurance for Your Spouse or Domestic Partner: There is a limit on the amount for which you may be insured with respect to your Spouse or Domestic Partner without submitting evidence of insurability. This is called the Non-medical Limit.
Non-medical Limit: $20,000.

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If the Face Amount of Insurance for your Spouse or Domestic Partner for your Class and your Spouse’s or Domestic Partner’s age at any time is more than the Non-medical Limit, you must give evidence of insurability for your Spouse or Domestic Partner satisfactory to Prudential before the part over the Limit can become effective. This requirement applies: when you first become insured with respect to your Spouse or Domestic Partner; when you request an increase in the Face Amount of Insurance for your Spouse or Domestic Partner; when your Class changes; or if the Face Amount of Insurance for your Spouse or Domestic Partner for your Class is changed by an amendment to the Group Contract. Even if you are insured with respect to your Spouse or Domestic Partner for an amount over the Limit, you will still have to meet this evidence requirement for your Spouse or Domestic Partner before any increase in the Face Amount of Insurance for your Spouse or Domestic Partner can become effective.

If the Amount Limitation for the Variable Universal Life Coverage applies at any time to the amount of insurance for your Spouse or Domestic Partner, that Limitation will also apply to the Non-medical Limit as if it were an amount of insurance.
The Non-medical Limit applies whether or not your Spouse or Domestic Partner is confined for medical care or treatment at home or elsewhere. However, your Face Amount of Insurance for your Spouse or Domestic Partner will only be increased when Prudential decides the evidence is satisfactory and your Spouse or Domestic Partner is not confined for medical care or treatment at home or elsewhere.]
10c[The Non-medical Limit does not apply to any Face Amount of Insurance for your Spouse or Domestic Partner for which you have provided evidence prior to the effective date of the Coverage in this Certificate under the Group Contract. The Incontestability of Insurance section of this Certificate will still apply to your Face Amount of Insurance.]
10c[The Non-medical Limit does not apply to any Face Amount of Insurance for your Spouse or Domestic Partner for which you were insured under another group contract providing variable universal life coverage for a Spouse or Domestic Partner of Employees of the Employer on the day prior to the effective date of the Coverage in this Certificate under the Group Contract. The Incontestability of Insurance section of this Certificate will still apply to your Face Amount of Insurance.]
10e[Increases and Decreases: You may elect to have your Face Amount of Insurance for your Spouse or Domestic Partner changed. You must do this in a format approved by Prudential and agree to make any required contributions.
If you request a higher Face Amount of Insurance for your Spouse or Domestic Partner, your Spouse or Domestic Partner must give evidence of insurability. That change will become effective on the date Prudential decides the evidence is satisfactory and your insurance for your Spouse or Domestic Partner is not being delayed under the Delay of Effective Date section.

If you request a lower Face Amount of Insurance for your Spouse or Domestic Partner, that change will become effective on the date of your written request.
Any Non-medical Limit will apply to an increased amount of coverage.]
10f[Changing Plans at Annual Enrollment:
If you are enrolled for Variable Universal Life Coverage for your Spouse or Domestic Partner and have not previously been declined group insurance coverage by Prudential, you may elect to increase your face amount of insurance for your Spouse or Domestic Partner under Variable Universal Life Coverage during an Annual Enrollment Period. You must do this in a format approved

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by Prudential and agree to make any required contributions. Your ability to increase your face amount of insurance for your Spouse or Domestic Partner under Variable Universal Life Coverage is subject to the remainder of this provision and the Group Contract.
Amount of Increase During Annual Enrollment: You may increase your face amount of insurance for your Spouse or Domestic Partner under Variable Universal Life Coverage in an amount up to the maximum Annual Increase Amount. However, if your existing face amount of insurance for your Spouse or Domestic Partner under Variable Universal Life Coverage plus the Annual Increase Amount exceeds the Non-Medical Limit, any amount of insurance for your Spouse or Domestic Partner under Variable Universal Coverage in excess of the Non-Medical Limit requires satisfactory evidence of insurability.
Annual Increase Amount refers to the face amount of insurance for your Spouse or Domestic Partner under Variable Universal Life Coverage you may obtain without providing satisfactory evidence of insurability to Prudential. The Annual Increase Amount is available in increments of $10,000 during any Annual Enrollment Period.
Annual Increase Amount Effective Date: Your Annual Increase Amount for your Spouse or Domestic Partner will become effective:

(1)
If your existing face amount of insurance for your Spouse or Domestic Partner under Variable Universal Life Coverage plus the Annual Increase Amount does not exceed the Non-Medical Limit, the Annual Increase Amount will become effective on the date mutually agreed upon by Prudential and the Contract Holder.

(2)	If your existing face amount of insurance for your Spouse or Domestic Partner under Variable Universal Life Coverage plus the Annual Increase Amount exceeds the Non-Medical Limit,

(a)
The portion of your Variable Universal Life Coverage for your Spouse or Domestic Partner, including any Annual Increase Amount, that does not exceed the Non-Medical Limit will become effective on the date mutually agreed upon by Prudential and the Contract Holder, and

(b)	The portion of any Annual Increase Amount for your Spouse or Domestic Partner in excess of the Non-Medical Limit will become effective on the later of the date:

(i)	Mutually agreed upon by Prudential and the Contract Holder; and

(ii)	Prudential determines that your evidence of insurability is satisfactory.

(3)
If your existing face amount of insurance for your Spouse or Domestic Partner under Variable Universal Life Coverage exceeds the Non-Medical Limt and you increase your face amount of insurance for your Spouse or Domestic Partner under Variable Universal Life Coverage in an amount up to the maximum Annual Increase Amount, then the Annual Increase Amount will become effective on the later of the date:

(a)	Mutually agreed upon by Prudential and the Contract Holder; and

(b)	Prudential determines the evidence of insurability is satisfactory.
The Delay of Effective Date and the Incontestability of Insurance sections of this Certificate apply to all Annual Increase Amounts of Variable Universal Life Coverage.
The Definitions section of this Certificate explains what “Annual Enrollment Period” means.]

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10c[Amount Limitation:  When your Spouse or Domestic Partner attains the Dependent Coverage Reduction Age (shown below), your Face Amount of Insurance for your Spouse or Domestic Partner is limited.  It is the greater of: five times your Cash Accumulation Fund for your Spouse or Domestic Partner on the day prior to your Spouse or Domestic Partner attaining the Dependent Coverage Reduction Age; and (b) $50,000.  But in no event will your Face of Amount of Insurance for your Spouse or Domestic Partner after they attain the Dependent Coverage Reduction Age exceed the Face Amount of Insurance for your Spouse or Domestic Partner on the day prior to their attaining the Dependent Coverage Reduction Age, nor will it be less than the least amount needed to keep the Coverage within the definition of life insurance under the Internal Revenue Code or successor law without reducing your Cash Accumulation Fund.
Dependent Coverage Reduction Age: The later of: (a) your Spouse or Domestic Partner attaining the Employer’s normal retirement age; and (b) the tenth anniversary of the day on which you became insured with respect to your Spouse or Domestic Partner for the Variable Universal Life Coverage under the Group Contract.
The Delay of Effective Date section does not apply to this Amount Limitation provision.]
10c[Effect of Option to Accelerate Death Benefits under Variable Universal Life Coverage: When you elect this option, the total amount of Variable Universal Life Coverage otherwise payable on a person's death, including any amount under an extended death benefit, will be reduced by the Accelerated Life Insurance Proceeds and the Accelerated Payment Fee. Also, any amount a person could otherwise have converted to an individual contract will be reduced by the Accelerated Life Insurance Proceeds and the Accelerated Payment Fee.]
Initial Monthly Contribution -- $XX.XX ]]
11[List of Investment Options - Please refer to the current Calendar Year’s Group Variable
Universal Life Prospectus and its Supplement to view the list of available Investment Options.]
12[Additional Provisions for Accidental Death and Dismemberment Coverage
FOR YOU AND YOUR DEPENDENTS
Amount of Insurance: An amount equal to the Face Amount of Insurance for which the Covered Person is insured under the Variable Universal Life Coverage as determined above. For this purpose only, that amount will be the amount, as determined above, except that if the Covered Person's Variable Universal Life Coverage is reduced by any amount paid under the Option to Accelerate Payment of Certain Death Benefits Under Variable Universal Life Coverage, that reduction will not apply to these provisions.]
13[Additional Provisions for Dependents Term Life Coverage
FOR YOUR DEPENDENTS
The amount of insurance is the amount for your Dependents Classification.  Your Benefit Class is determined by the classification of your dependents and the amount of insurance for which you enroll as shown in this table.  13a[For any amount of insurance for which there are options, the amount for which you enroll your Qualified Dependents will be recorded by your Employer and reported to Prudential.]

Dependent Classification	Amount of Insurance*
13b[Your Spouse or Domestic Partner	<10% - 100%> of your annual Earnings. If this amount is not a multiple of $1,000, it will be rounded

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to the next lower multiple of $1,000.
Minimum Amount: <$500 - $50,000>. Maximum Amount: <$1,000 - $10,000,000>.]
13c[Your Children	$<100 - unlimited> Maximum Amount: <$100 - unlimited >.]

13d[During the Life Event enrollment period, the amount of Insurance for your Spouse or Domestic Partner will be the Non-medical amount of insurance and the amount for your Children will be
<$100.00-unlimited>.]

13e[The Definitions section explains what “Earnings" means.]

13f[*
The amount of insurance on a dependent Spouse or Domestic Partner will not exceed <10% - 100%> of the amount for which you are insured under the Variable Universal Life Coverage and the amount of insurance on a dependent Child will not exceed <10% - 100%> of the amount for which you are insured under the Variable Universal Life Coverage.]

13g[Non-medical Limit on Amount of Insurance for Your Spouse or Domestic Partner: There is a limit on the amount for which you may be insured with respect to your Spouse or Domestic Partner without submitting evidence of insurability for your Spouse or Domestic Partner. This is called the Non-medical Limit.
If the amount of insurance for your Spouse or Domestic Partner is more than the Non-medical Limit, you must give evidence of insurability for your Spouse or Domestic Partner satisfactory to Prudential before the part over the Limit can become effective.
This requirement applies when you first become insured with respect to your Spouse or Domestic Partner and any time the amount of insurance for your Spouse or Domestic Partner could change. Even if you are insured with respect to your Spouse or Domestic Partner for an amount over the Limit, you will still have to meet this evidence requirement before any increase in the amount of insurance can become effective.
The Non-medical Limit applies whether or not your Spouse or Domestic Partner is confined for medical care or treatment at home or elsewhere. However, the amount of insurance for your Spouse or Domestic Partner will only be increased only when Prudential decides the evidence is satisfactory and your Spouse or Domestic Partner is not home or hospital confined for medical care or treatment.
Non-medical Limit: $10,000. If the Amount Limit for this Coverage applies at any time to the amount of insurance for your Spouse or Domestic Partner, that Limit will also apply to the Non-medical Limit as if it were an amount of insurance.]
13e[The Non-medical Limit for your Spouse or Domestic Partner does not apply to any amount of insurance for which your Spouse or Domestic Partner has provided evidence prior to the effective date of the Coverage in this Certificate under the Group Contract. The Incontestability of Insurance section of this Certificate will still apply to your Face Amount of Insurance.]
13e[The Non-medical Limit for your Spouse or Domestic Partner does not apply to any amount of insurance for which you were insured under another group contract providing dependents term life coverage for dependents of Employees of the Employer on the day prior to the effective date of the Coverage in this Certificate under the Group Contract. The Incontestability of Insurance section of this Certificate will still apply to your Face Amount of Insurance.]

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13h[Increases and Decreases: If there is more than one amount of insurance available for your dependents, you may elect to have the amount of insurance for your dependents changed. You must do this in a format approved by Prudential and agree to make any required contributions.
If you request an increase for your Spouse or Domestic Partner, you must give evidence of insurability for your Spouse or Domestic Partner. That increase will become effective on the date Prudential decides the evidence is satisfactory and your insurance for your Spouse or Domestic Partner is not being delayed under the Delay of Effective Date section. Evidence of insurability is not required for an increase for a Qualified Dependent Child.
If you request an increase for a Qualified Dependent Child, and your insurance is not being delayed under the Delay of Effective Date section, that change will become effective on the date of your written request.
If you request a lower amount for any dependent, that lower amount of insurance will become effective on the date of your written request.]
13i[Amount Limit Due to Age: When you are age 65 or more, your Spouse or Domestic Partner amount of insurance is limited. It is 65% of the amount for which your Spouse of Domestic Partner would then be insured if there were no limitation.
The Limited Percent for an Age takes effect on the day you become insured if you are then that Age.  Otherwise, if you reach age 65 while insured, this Limit takes effect on the next January 1.
The Delay of Effective Date section does not apply to this Amount Limit Due to Age provision.]]
OTHER INFORMATION
Contract Holder: [The A.B.C. Company]
Group Contract No.: [G-XXXXX]
14[Associated Companies: Associated Companies are employers who are [the Contract Holder’s] subsidiaries or affiliates and are reported to Prudential in writing for inclusion under the Group Contract, provided that Prudential has approved such request.]
Contract Anniversary [January 1] of each year, beginning in [20XX].
Cost of Insurance: The Coverage describes the minimum premium contributions required, as well as the additional premium contributions you may make. You will be given additional information concerning the cost of the coverage when you are asked to enroll. The minimum charge to provide the Variable Universal Life Coverage15[, other than any additional provisions that may be a part of the Variable Universal Life Coverage,] will never exceed the applicable amount under the Table of Maximum Rates.
Prudential's Address:
The Prudential Insurance Company of America
[80 Livingston Avenue
Roseland, New Jersey 07068]
____________________

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WHEN YOU HAVE A CLAIM
Each time a claim is made, it should be made without delay. Use a claim form and follow the instructions on the form. If you do not have a claim form, contact [your Employer or Prudential.]
____________________

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Table of Maximum Rates
Guaranteed Maximum Monthly Rates per $1,000 of Net Amount at Risk by Attained Age
1[200%] of 2001 Commissioners Standard Ordinary - 2[80% Male / 20% Female] Composite
Ultimate - Age Last Birthday

Attained Age	COI/1,000	Attained Age	COI/1,000	Attained Age	COI/1,000
[3][0	$0.110	33	$0.183	66	$3.008
1	$0.072	34	$0.190	67	$3.270
2	$0.052	35	$0.198	68	$3.545
3	$0.040	36	$0.210	69	$3.850
4	$0.035	37	$0.223	70	$4.200
5	$0.033	38	$0.238	71	$4.623
6	$0.035	39	$0.255	72	$5.112
7	$0.037	40	$0.273	73	$5.625
8	$0.037	41	$0.297	74	$6.178
9	$0.038	42	$0.325	75	$6.785
10	$0.038	43	$0.358	76	$7.462
11	$0.045	44	$0.395	77	$8.242
12	$0.055	45	$0.435	78	$9.135
13	$0.063	46	$0.477	79	$10.127
14	$0.082	47	$0.512	80	$11.243
15	$0.100	48	$0.543	81	$12.475
16	$0.118	49	$0.582	82	$13.767
17	$0.133	50	$0.628	83	$15.157
18	$0.142	51	$0.688	84	$16.695
19	$0.147	52	$0.758	85	$18.363
20	$0.148	53	$0.842	86	$20.203
21	$0.152	54	$0.940	87	$22.225
22	$0.153	55	$1.048	88	$24.348
23	$0.155	56	$1.165	89	$26.508
24	$0.158	57	$1.277	90	$28.452
25	$0.163	58	$1.387	91	$30.273
26	$0.172	59	$1.513	92	$32.385
27	$0.177	60	$1.663	93	$34.815
28	$0.177	61	$1.845	94	$37.615
29	$0.175	62	$2.053	95	$40.572
30	$0.175	63	$2.278	96	$43.513
31	$0.175	64	$2.515	97	$45.952
32	$0.178	65	$2.760	98	$47.858

115320 GVUL MMYYST		[CMR 5001 (A)]
[14]

99	$50.475
100	$53.428
101	$56.445
102	$59.850
103	$63.690
104	$67.975
105	$72.622
106	$77.508
107	$82.587
108	$83.333
109	$83.333
110	$83.333
111	$83.333
112	$83.333
113	$83.333
114	$83.333
115	$83.333
116	$83.333
117	$83.333
118	$83.333
119	$83.333
120	$83.333]

115320 GVUL MMYYST		[CMR 5001 (A)]
[15]

Table of Maximum Rates
Guaranteed Maximum Monthly Rates per $1,000 of Net Amount at Risk by Attained Age
1[400%] of 2017 Commissioners Standard Ordinary - 2[100% Male] Composite Ultimate - Age Last Birthday

Attained Age	COI/1,000	Attained Age	COI/1,000	Attained Age	COI/1,000
3[0	$0.087	33	$0.403	66	$4.100
1	$0.050	34	$0.433	67	$4.500
2	$0.043	35	$0.470	68	$4.940
3	$0.040	36	$0.513	69	$5.447
4	$0.037	37	$0.563	70	$6.037
5	$0.033	38	$0.610	71	$6.733
6	$0.033	39	$0.660	72	$7.543
7	$0.030	40	$0.710	73	$8.460
8	$0.030	41	$0.757	74	$9.480
9	$0.030	42	$0.797	75	$10.587
10	$0.033	43	$0.813	76	$11.777
11	$0.037	44	$0.837	77	$13.063
12	$0.047	45	$0.857	78	$14.487
13	$0.067	46	$0.880	79	$16.093
14	$0.097	47	$0.903	80	$17.930
15	$0.140	48	$0.923	81	$19.993
16	$0.197	49	$0.957	82	$22.410
17	$0.260	50	$1.003	83	$25.280
18	$0.267	51	$1.063	84	$28.577
19	$0.280	52	$1.130	85	$32.360
20	$0.290	53	$1.210	86	$36.660
21	$0.300	54	$1.300	87	$41.480
22	$0.310	55	$1.407	88	$46.727
23	$0.320	56	$1.527	89	$52.280
24	$0.333	57	$1.667	90	$58.017
25	$0.337	58	$1.827	91	$63.760
26	$0.337	59	$2.013	92	$69.417
27	$0.333	60	$2.223	93	$74.837
28	$0.327	61	$2.467	94	$79.773
29	$0.327	62	$2.740	95	$83.333
30	$0.333	63	$3.047	96	$83.333
31	$0.350	64	$3.377	97	$83.333
32	$0.377	65	$3.727	98	$83.333

115320 GVUL MMYYST		[CMR 5002 (A)]
[16]

99	$83.333
100	$83.333
101	$83.333
102	$83.333
103	$83.333
104	$83.333
105	$83.333
106	$83.333
107	$83.333
108	$83.333
109	$83.333
110	$83.333
111	$83.333
112	$83.333
113	$83.333
114	$83.333
115	$83.333
116	$83.333
117	$83.333
118	$83.333
119	$83.333
120	$83.333]

115320 GVUL MMYYST		[CMR 5001 (A)]
[17]

TABLE OF CORRIDOR PERCENTAGES

(For Determining a Person’s Insurance Amount)

Person's Attained Age	Percent	Person's Attained Age	Percent

0 to 40	250%	70	115%
41	243%	71	113%
42	236%	72	111%
43	229%	73	109%
44	222%	74	107%
45	215%	75	105%
46	209%	76	105%
47	203%	77	105%
48	197%	78	105%
49	191%	79	105%
50	185%	80	105%
51	178%	81	105%
52	171%	82	105%
53	164%	83	105%
54	157%	84	105%
55	150%	85	105%
56	146%	86	105%
57	142%	87	105%
58	138%	88	105%
59	134%	89	105%
60	130%	90	105%
61	128%	91	104%
62	126%	92	103%
63	124%	93	102%
64	122%	94	101%
65	120%	95	100%
66	119%	96	100%
67	118%	97	100%
68	117%	98	100%
69	116%	99	100%

115320 GVUL MMYYST		[CTA 5001 (A)]
[18]

Table of Net Single Premiums
Maximum Rates To Determine Paid-Up Insurance Amounts

Calculated at 4%, 2001 Commissioners Standard Ordinary - 1[80% Male / 20% Female] Composite Ultimate - Age Last Birthday
(Per $1.00 of Insurance Amount)

Person’s Attained Age	Factor	Person’s Attained Age	Factor	Person’s Attained Age	Factor
2[0	0.06236	31	0.18218	62	0.49863
1	0.06423	32	0.18859	63	0.51232
2	0.06639	33	0.19525	64	0.52606
3	0.06875	34	0.20216	65	0.53986
4	0.07127	35	0.20933	66	0.55374
5	0.07392	36	0.21674	67	0.56773
6	0.07669	37	0.22441	68	0.58184
7	0.07956	38	0.23233	69	0.59610
8	0.08253	39	0.24051	70	0.61049
9	0.08563	40	0.24895	71	0.62496
10	0.08884	41	0.25766	72	0.63940
11	0.09218	42	0.26663	73	0.65375
12	0.09562	43	0.27584	74	0.66802
13	0.09914	44	0.28529	75	0.68223
14	0.10276	45	0.29499	76	0.69634
15	0.10642	46	0.30492	77	0.71034
16	0.11013	47	0.31510	78	0.72413
17	0.11389	48	0.32558	79	0.73762
18	0.11773	49	0.33637	80	0.75078
19	0.12167	50	0.34748	81	0.76352
20	0.12575	51	0.35889	82	0.77579
21	0.12999	52	0.37056	83	0.78764
22	0.13439	53	0.38248	84	0.79906
23	0.13895	54	0.39462	85	0.81000
24	0.14369	55	0.40695	86	0.82043
25	0.14861	56	0.41945	87	0.83026
26	0.15371	57	0.43212	88	0.83941
27	0.15897	58	0.44500	89	0.84786
28	0.16442	59	0.45813	90	0.85565
29	0.17010	60	0.47148	91	0.86312
30	0.17602	61	0.48500	92	0.87051

115320 GVUL MMYYST		[CTA 5002 (A)]
[19]

93	0.87771
94	0.88455
95	0.89081
96	0.89638
97	0.90127
98	0.90590
99	0.91083
100	0.91572
101	0.92048
102	0.92526
103	0.93000
104	0.93463
105	0.93906
106	0.94323
107	0.94712
108	0.95077
109	0.95417
110	0.95730
111	0.96013
112	0.96274
113	0.96527
114	0.96789
115	0.97026
116	0.97251
117	0.97467
118	0.97659
119	0.97844
120	0.98064]

115320 GVUL MMYYST		[CTA 5002 (A)]
[20]

Table of Net Single Premiums
Maximum Rates To Determine Paid-Up Insurance Amounts

Calculated at 4%, 2017 Commissioners Standard Ordinary - 1[100% Male] Composite Ultimate - Age Last Birthday
(Per $1.00 of Insurance Amount)

Person’s Attained Age	Factor	Person’s Attained Age	Factor	Person’s Attained Age	Factor
2[0	0.05648	31	0.16915	62	0.46298
1	0.05851	32	0.17502	63	0.47703
2	0.06070	33	0.18108	64	0.49128
3	0.06301	34	0.18731	65	0.50573
4	0.06541	35	0.19373	66	0.52037
5	0.06792	36	0.20033	67	0.53522
6	0.07055	37	0.20709	68	0.55029
7	0.07327	38	0.21401	69	0.56557
8	0.07612	39	0.22111	70	0.58102
9	0.07908	40	0.22838	71	0.59660
10	0.08216	41	0.23585	72	0.61223
11	0.08535	42	0.24352	73	0.62785
12	0.08866	43	0.25143	74	0.64341
13	0.09208	44	0.25963	75	0.65888
14	0.09558	45	0.26813	76	0.67425
15	0.09913	46	0.27694	77	0.68955
16	0.10271	47	0.28608	78	0.70479
17	0.10628	48	0.29556	79	0.71995
18	0.10982	49	0.30541	80	0.73499
19	0.11349	50	0.31560	81	0.74987
20	0.11727	51	0.32614	82	0.76455
21	0.12118	52	0.33700	83	0.77893
22	0.12523	53	0.34821	84	0.79287
23	0.12941	54	0.35974	85	0.80627
24	0.13373	55	0.37160	86	0.81903
25	0.1382	56	0.38378	87	0.83102
26	0.14284	57	0.39628	88	0.84214
27	0.14767	58	0.40907	89	0.85234
28	0.15271	59	0.42216	90	0.86162
29	0.15798	60	0.43552	91	0.87000
30	0.16346	61	0.44913	92	0.87758

115320 GVUL MMYYST		[CTA 5003 (A)]
[21]

93	0.88449
94	0.89092
95	0.89720
96	0.90341
97	0.90934
98	0.91494
99	0.92012
100	0.92481
101	0.92901
102	0.93283
103	0.93629
104	0.93946
105	0.94245
106	0.94553
107	0.94877
108	0.95189
109	0.95489
110	0.95776
111	0.96053
112	0.96317
113	0.96571
114	0.96815
115	0.97047
116	0.97270
117	0.97483
118	0.97686
119	0.97880
120	0.98064

115315 GUL MMYYST		[CTA 5002 (A)]
[22]

Who Is Eligible To Become Insured
1[FOR EMPLOYEE INSURANCE
You are eligible for Employee Insurance while all of these conditions are met:

•	You are a full-time or part-time Employee of the Employer; and

•	You are less than age <50-75>; and

•	You are in a Covered Class; and

•	You are not on active duty in the armed forces of any country; and

•
You have completed the Employment Waiting Period, if any. You may need to work for the Employer for a continuous full-time or part-time period before you become eligible for the Coverage. The period must be agreed upon by the Employer and Prudential. Your Employer will inform you of any such Employment Waiting Period for your class.]

2[You are full-time if you are regularly working for the Employer at least the number of hours in the Employer's normal full-time work week for your class, but not less than 30 hours per week. You are part-time if you are regularly working for the Employer at least the number of hours in the Employer's normal part-time work week for your class, but not less than 20 hours per week. If you are a partner or proprietor of the Employer, that work must be in the conduct of the Employer's business.]
3[Your class is determined by the Employer. This will be done under its rules, on dates it sets. The Employer may not discriminate among persons in like situations. You cannot belong to more than one class for insurance under the Variable Universal Life Coverage, including any of the additional provisions that may be a part of the Variable Universal Life Coverage. "Class" means Covered
Class, Benefit Class or anything related to work, such as position or Earnings, which affects the insurance available.]
4[This applies if you are an Employee of more than one subsidiary or affiliate of an Employer included under the Group Contract: For the insurance, you will be considered an Employee of only one of those subsidiaries or affiliates. Your service with the others will be treated as service with that one.]
5[The rules for obtaining Employee Insurance are in the When You Become Insured section.]
6[FOR DEPENDENTS INSURANCE
You are eligible for Dependents Insurance while:

•	You are eligible for Employee Insurance; and

•

•	You have a Qualified Dependent.

Qualified Dependents for the Additional Provisions for Dependents Term Life Coverage and Variable Universal Life Coverage6a[, the Option to Accelerate Payment of Certain Death Benefits Under Variable Universal Life Coverage and the Additional Provisions for Accidental Death and Dismemberment Coverage]:

115320 GVUL MMYYST		[CEL 5001 (A)]
[23]

These are the persons for whom you may obtain Dependents Insurance:

•	6b[A person under age <50 - 75> who is your Spouse or Domestic Partner prior to their enrollment for Dependents Insurance.

Your Spouse means your lawful Spouse.
Your Domestic Partner is a person of the same or opposite sex who:

(1)	Satisfies the requirements for being a domestic partner, registered domestic partner or party to a civil union under the law of your jurisdiction of residence; or

(2)	Is a person of the same or opposite sex who satisfies all of the following:

(a)	is age 18 or older; and

(b)	is not related to you by blood or a degree of closeness that would prohibit marriage in the law of the jurisdiction in which you reside; and

(c)	is mentally competent to consent to contract; and

(d)	is not married to another person under statutory or common law nor in a domestic partnership, registered domestic partnership or civil union with another person; and

(e)	is not otherwise a Qualified Dependent under the Program; and

(f)	is in a single dedicated, serious and committed relationship with you; and

(g)	has shared a single permanent residence with you for at least <3 - 24> consecutive months; and

(h)	is financially interdependent with you.
Where requested by Prudential, you and/or your Domestic Partner certify that all of the above requirements are satisfied. Such certification shall be in a format satisfactory to Prudential.
Either a Spouse or a Domestic Partner may be a Qualified Dependent under the Program at any one time, but not both at the same time.]

•	6c[For Dependents Term Life Coverage, your unmarried Children <live birth - 6 months> to <18 - 29> years old.

•	For accident Coverage, your unmarried Children from live birth to <18 - 29> years old.
Your Child(ren) include your:

(1)	Biologic child(ren);

(2)
Legally adopted children, children placed with you for adoption prior to legal adoption, and each of your stepchildren. A child placed with you for adoption prior to legal adoption is considered your Qualified Dependent from the date of placement for adoption, and is treated as though the child was your newborn child;

(3)	Foster children;

(4)	Domestic Partner’s children; and

115320 GVUL MMYYST		[CEL 5001 (A)]
[24]

(5)	Child(ren) for whom you, your Spouse or your Domestic Partner

(a)	have been appointed the legal guardian;

(b)	claim as a dependent on your, your Spouse's or your Domestic Partner's federal income tax returns.
A Child who is your, your Spouse’s or your Domestic Partner’s ward under a legal guardianship will be considered a Qualified Dependent from the effective date of court order granting the legal guardianship, and is treated as though the Child was your newborn Child.]

•	6d[Your Incapacitated Children.

Your Incapacitated Children means each Child (as defined above) who satisfies all of the following:

(1)	Your Child is incapable of self-sustaining employment because of a mental or physical Injury or Illness.

(2)	Your Child is so incapacitated before the Child reaches the age limit for a Qualified Dependent Child.
You must provide Prudential with satisfactory proof that your Child satisfies the above conditions within <31 - 60> days of:

(1)	the covered Child’s attainment of the age limit for a Qualified Dependent Child; or

(2)	the date you first become eligible for Coverage with respect to a Child over the age limit for a Qualified Dependent Child.
Periodically, Prudential may request that you provide proof that your Child continues to satisfy the above conditions.
Failure to provide the proof required or requested above will cause your Coverage with respect to that Child to end.]
6e[Exceptions:
For Dependents Term Life Coverage:

(1)	The age <18 - 29> limit does not apply to a Child who:

(a)	wholly depends on you for support and maintenance;

(b)	is enrolled as a full-time student in a school; and

(c)	is less than the Student Age Limit.
Student Age Limit: <19 - 29>.]

6f[(2)	Your Spouse, Domestic Partner, or Child is not your Qualified Dependent while:

(a)	on active duty in the armed forces of any country; or

115320 GVUL MMYYST		[CEL 5001 (A)]
[25]

(b)	insured under the Group Contract as an Employee for the life coverage; or

(c)
the Spouse, Domestic Partner, or Child continues to have variable universal life insurance coverage under the Group Contract under a coverage continuation provision such as the Extension Of Coverage And Waiver Of Cost Of Insurance Charges During Total Disability provision of the Variable Universal Life Coverage.]

6e[For accident Coverage:

(1)	The age <18 - 29> limit does not apply to a Child who:

(a)	wholly depends on you for support and maintenance;

(b)	is enrolled as a full-time student in a school; and

(c)	is less than the Student Age Limit.
Student Age Limit: <19 - 29>.]

6f[(2)	Your Spouse, Domestic Partner, or Child is not your Qualified Dependent while:

(a)	on active duty in the armed forces of any country; or

(b)	insured under the Group Contract as an Employee.
6g[A Child will not be considered the Qualified Dependent of more than one Employee. If this would otherwise be the case, the Child will be considered the Qualified Dependent of the Employee named in a written agreement of all such Employees filed with the Contract Holder. If there is no written agreement, the Child will be considered the Qualified Dependent of:

(1)	the Employee who became insured under the Group Contract with respect to the Child, while the Child was a Qualified Dependent of only that Employee; and otherwise

(2)	the Employee who has the longest continuous service with the Employer, based on the Contract Holder’s records.
The rules for obtaining Dependents Insurance are in the When You Become Insured Section.]]

When You Become Insured
7[FOR EMPLOYEE INSURANCE
When your Employee Insurance begins depends on what day of the month you meet all of these requirements:

•	You are eligible for Employee Insurance; and

•	You are in a Covered Class for that insurance; and

•	You have met any evidence requirement for the Employee Insurance; and

•	Your insurance is not being delayed under the Delay of Effective Date Section below; and

115320 GVUL MMYYST		[CEL 5001 (A)]
[26]

•	That Coverage is part of the Group Contract; and

•	You have enrolled in a format approved by Prudential and agreed to pay the required contributions.

If you meet all the above requirements prior to the <tenth - twentieth> day of a month, your
Employee Insurance will begin on the first day of that month. If you meet all the above requirements on or after the <tenth - twentieth> day of a month, your Employee Insurance will begin on the first day of the next month.

You may enroll for Contributory Insurance (1) within <30 -120> days of when you could first be covered, (2) within <30 - 120> days of a Life Event; or (3) during the Annual Enrollment Period. The Contract Holder will tell you whether contributions are required and the amount of any contribution when you enroll.
At any time, the benefits for which you are insured are those for your class, unless otherwise stated, provided you have satisfied all of the requirements for the Coverage.
The “Definitions” section explains what “Annual Enrollment Period”, “Contributory Insurance” and “Life Event” means.]
7a[When evidence is required: In any of these situations, you must give evidence of insurability. This requirement will be met when Prudential decides the evidence is satisfactory.

(1)	You enroll more than <30 - 120> days after you could first be covered, or more than <30 - 120> days after a Life Event.

(2)	You enroll after any of your insurance under the Group Contract ends because you did not pay a required contribution.

(3)
You wish to become insured for life insurance and have an individual life insurance contract which you obtained by converting your insurance under the Variable Universal Life Coverage of the Group Contract.

(4)	You apply to reinstate your Variable Universal Life Coverage, including any of the additional provisions that may be a part of the Variable Universal Life Coverage.

(5)	You have not met a previous evidence requirement to become insured under any Prudential group contract covering Employees of the Employer.

(6)	You enroll for a face amount of insurance that is over the Non-medical Limit on Face Amount of Insurance as described in the Schedule of Benefits in this Certificate.]
8[FOR DEPENDENTS INSURANCE
When your Dependents Insurance for a person begins depends on what day of the month you meet all of these requirements:

•	The person is your Qualified Dependent.

•	You are in a Covered Class for that insurance.

•	You are insured for the Employee Insurance, if any, under Variable Universal Life Coverage.

•	You have met any evidence requirement for that Qualified Dependent.

115320 GVUL MMYYST		[CEL 5001 (A)]
[27]

•	Your insurance for that Qualified Dependent is not being delayed under the Delay of Effective Date Section.

•	Dependents Insurance under that Coverage is part of the Group Contract.

•	You have enrolled in a format approved by Prudential and agreed to pay the required contributions.

If you meet all the above requirements prior to the <tenth - twentieth> day of a month, your Dependents Insurance on the person will begin on the first day of that month. If you meet all the above requirements on or after the <tenth - twentieth> day of a month, your Dependents Insurance on the person will begin on the first day of the next month.
You may enroll for Contributory Dependents Insurance (1) within <30 - 120> days of when you could first be covered, (2) within <30 - 120> days of a Life Event; or (3) during the Annual Enrollment Period. The Contract Holder will tell you whether contributions are required and the amount of any contribution when you enroll your Qualified Dependent.
At any time, the Dependents Insurance benefits for which you are insured are those for your class, unless otherwise stated, you have satisfied all of the requirements for the Coverage.
The “Definitions” section explains what “Annual Enrollment Period”, “Contributory Dependents Insurance” and “Life Event” means.]
8a[When evidence is required: In any of these situations, you must give evidence of insurability for a Qualified Dependent Spouse or Domestic Partner. This requirement will be met when Prudential decides the evidence is satisfactory. Evidence is not required for a Qualified Dependent Child.

(1)	You enroll for Dependents Insurance under the Variable Universal Life Coverage, including any of the additional provisions that may be a part of the Variable Universal Life Coverage, more than <30 - 120> days after you are first eligible for Dependents Insurance, or more than <30 - 120> days after a Life Event.

(2)
You enroll for Dependents Insurance after any insurance under the Group Contract ends because you did not pay a required contribution. The evidence requirement will apply to each Qualified Dependent you have when you enroll.

(3)	You apply to reinstate the Variable Universal Life Coverage, including any of the additional provisions that may be a part of the Variable Universal Life Coverage, for your Qualified Dependents.

(4)
The Qualified Dependent is a person for whom a previous requirement for evidence of insurability has not been met. The evidence was required for that person to become covered for an insurance, as a dependent or an Employee. That insurance is or was under any Prudential group contract for Employees of the Employer.

(5)
You enroll for Dependents Insurance for your Spouse or Domestic Partner for a face amount of insurance that is over the Non-medical Limit on Face Amount of Insurance for Your Spouse or Domestic Partner as described in the Schedule of Benefits in this Certificate.

While you are insured for Dependents Insurance under the Variable Universal Life Coverage, including any of the additional provisions that may be a part of the Variable Universal Life Coverage, the evidence requirement will not apply to a new dependent.]

115320 GVUL MMYYST		[CEL 5001 (A)]
[28]

8b[Change in Family Status: It is important that you inform the Employer promptly when you first acquire a Qualified Dependent. You should also inform the Employer if your Dependents Insurance status changes from one to another of these categories:

•	No Qualified Dependents.

•	Qualified Dependent Spouse or Domestic Partner only.

•	Qualified Dependent Spouse or Domestic Partner and Children.

•	Qualified Dependent Children only.

If you are insured under a Coverage for one or more Children, you need not report additional Children.
Forms are available for reporting these changes.]]

9[Delay of Effective Date
FOR EMPLOYEE INSURANCE
Your Employee Insurance under the Variable Universal Life Coverage, including any of the additional provisions that may be a part of the Variable Universal Life Coverage, will be delayed if you do not meet the Active Work Requirement on the day your insurance would otherwise begin. Instead, it will begin on the day you meet the Active Work Requirement and other requirements for the insurance. The same delay rule will apply to any change in your insurance that is subject to this section if you do not meet the Active Work Requirement on the day on which that change would take effect.
FOR DEPENDENTS INSURANCE
If a Qualified Dependent is confined for medical care or treatment, at home or elsewhere, on the day your Dependents Insurance under the Variable Universal Life Coverage, including any of the additional provisions that may be a part of the Variable Universal Life Coverage, for that Qualified Dependent or any change in that insurance that is subject to this section, would take effect, it will not take effect until the Qualified Dependent's final medical release from such confinement. The other requirements for the insurance or change must also be met.
Newborn Child Exception for the Additional Provisions for Dependents Term Life Coverage: This section does not apply to a Child of yours if the Child is born to you and either:

(1)	is your first Qualified Dependent; or

(2)	becomes a Qualified Dependent while you are insured for Dependents Insurance under the Additional Provisions for Dependents Term Life Coverage for any other Qualified Dependent.
Also, this section does not apply to any age increase in the amount of insurance for a Child under the Additional Provisions for Dependents Term Life Coverage.]
____________________

115320 GVUL MMYYST		[CEL 5001 (A)]
[29]

Variable Universal Life Coverage

1[FOR EMPLOYEES AND THEIR DEPENDENTS]

This Coverage is life insurance which includes one or more of these three parts: Face Amount of Insurance, a Certificate Fund and paid-up insurance. To be a Covered Person under this Coverage [a person] must first have become insured for the Face Amount of Insurance. Under certain conditions, the Certificate Fund may be applied to provide paid-up insurance. Paid-up insurance continues until death unless surrendered 2[or voided when Extension of Coverage and Waiver of
Cost of Insurance Charges During Total Disability applies].

A.	DEATH BENEFIT.
If [a person] dies:

(a)	while a Covered Person under this Coverage; or

[2][(b)	while protected under the Extension Of Coverage And Waiver Of Cost Of Insurance Charges During Total Disability Section of this Coverage; or]

[(c)]	during the conversion period after [the person’s]Insurance under this Coverage ends, as described in Section [M] of this Coverage;
a death benefit is payable when Prudential receives written proof of death.
3[There are two types of Death Benefit options available under this Coverage, a Death Benefit Option A and a Death Benefit Option B. A person may elect Death Benefit Option A or Death Benefit Option B when enrolling for Variable Universal Life Coverage. The Death Benefit option selected is shown in the Specifications Page. Unless the Insurance is in default, the amount of the Death Benefit on any date is the Insurance Amount less any Certificate Debt.
If Death Benefit Option A is elected, the Insurance Amount is the greater of:

(1)	the Face Amount of Insurance; or

(2)	the Certificate Fund times the percent for the person's attained age in the Table of Corridor Percentages.
If Death Benefit Option B is elected, the Insurance Amount is the greater of:

(1)	the Face Amount of Insurance plus Certificate Fund; or

(2)	the Certificate Fund times the percent for the person's attained age in the Table of Corridor Percentages.
If Death Benefit Option B was elected, a person has the right to change the death benefit option to Death Benefit Option A once during the person’s lifetime. The person must do this in a format approved by Prudential. The change will become effective on the first day of the month coinciding with or following the Business Day we receive the written request. If a death benefit option change is requested, the person’s Face Amount of Insurance will be increased by the Certificate Fund on the same date of the death benefit option is changed. The increase in the person’s Face Amount of Insurance is so that the Insurance Amount remains the same on the date of the death benefit change.

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If Death Benefit Option A was elected, the person’s death benefit option cannot be changed.]
The Face Amount of Insurance is shown in the 4[Specifications Page.] The amount of death benefit will depend on the contributions made by or for the Covered Person, the investment experience of the Separate Account (described in Section D. of the Coverage), any interest credited to the Fixed Account (described in Section E. of the Coverage) and the level of charges made. When a death benefit is payable, the value of the Certificate Fund is determined as of the date of death. If the date of death is not a Business Day, the Subaccount portion of the Certificate Fund will be valued using the next Business Day. When the Insurance has ended, the amount of the death benefit payable includes any amount available under the provisions of [Sections K. and M.] of this Coverage.

B.	CONTRIBUTIONS AND THE CERTIFICATE FUND.
The contribution for the first month that this Coverage is in force for a Covered Person must be at least equal to the 5[Initial] Monthly Contribution applicable to [that person]. After that, you may change the frequency and amount of the monthly contribution, so long as the amount in [the person's] Certificate Fund, less any Certificate Debt, is enough to make the monthly deductions from the Certificate Fund.

You may also make lump sum contributions for the Covered Person at any time. After the Expense Charges are deducted from each contribution, the balance goes into the Covered Person's Certificate Fund. The balance is the Net Contribution. The 5[Initial] Monthly Contribution and the Expense Charges are shown in the 4[Specifications Page.]
Prudential reserves the right not to accept, or to return, contributions which would cause this Coverage to fail to qualify as life insurance under applicable tax laws, or which would increase the Insurance Amount by more than it increases the Certificate Fund.
Allocations: For the first 6[20] days following the Effective Date of the Certificate, the Net Contributions, if any, for a Covered Person are allocated to 7[the Money Market Account.]
Thereafter, you may allocate all or part of the Net Contributions for the Covered Person to one or more of the variable investment options of the Separate Account shown in the List of Investment Options or to the Fixed Account. Any allocation made by the [Employee] for the Covered Person must be at least [<1% - 5%] of each Net Contribution and a fractional percent may not be chosen. The total must be 100%. You may change the Covered Person's allocation for future Net Contributions at any time while this Coverage is in force. You must notify Prudential in a format acceptable to it. The change will take effect at the end of the Business Day on which Prudential receives the notice, provided such notice is received in good order.

On the date on which [a person] becomes a Covered Person for this Coverage, the Certificate Fund is equal to the Net Contributions credited on that date, less any applicable charges in items (10)8[, (11) and (12)] below. On any other date, the Certificate Fund is equal to what it was on the prior Business Day plus these items:

(1)	any Net Contribution credited on that day;

(2)	any increase due to investment results in the value of the variable investment options;

(3)	guaranteed interest at an effective rate of [<1% - 4%>] a year on that part of the Certificate Fund that is in the Fixed Account;

(4)	any excess interest on that part of the Certificate Fund that is in the Fixed Account; and

(5)	interest credited to any Loan Account as described in Section J. of the Coverage.

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and less these items applicable as of that date:

(6)	any decrease due to investments results in the value of the variable investment options;

(7)
a charge against the variable investment options at a rate of [9][0.00123% a day (0.45%] a year) for mortality and expense risk. Prudential may change that charge, but not to exceed [0.00245 % a day (0.90% a year)];

(8)	A charge against the variable investment options for investment management fees and expenses;

(9)	any amount charged against the variable investment options for local, state or federal taxes;

(10)	a charge for the cost of insurance;

[8][(11)	any charges for administration;

(12)	charges for any additional insurance benefits;]
[(13)] any partial withdrawals;

[10][(14)	any transaction charges that may result from a partial withdrawal, loan, additional statement request or transfer;]
[(15)] the amount of any interest on a loan that is not paid when due as described in Section [M]. of the Coverage.
Guaranteed Interest: Prudential will credit interest each day on that part of the Certificate Fund invested in the Fixed Account. The interest credited will be [<0.00273224% - 0.01074598%>] a day [(<1% - 4%> a year)].
Excess Interest: Prudential may credit interest in addition to the guaranteed interest on that part of the Certificate Fund that is allocated to the Fixed Account. The rate of any excess interest will be determined from time to time. Prudential may credit a different rate of excess interest to different parts of the Certificate Fund allocated to the Fixed Account.
Charge for Cost of Insurance: On the first day of each Contract Month, Prudential will deduct a charge for the cost of Insurance from the Certificate Fund. 11[This charge may also include the cost associated with additional provisions that may be part of the Variable Universal Life Coverage.] The amount deducted is computed as the applicable monthly rate times the Net Amount at Risk. The Net Amount at Risk is equal to the Insurance Amount less the Certificate Fund. The monthly rate is based on the Covered Person's age, rate class and other features of the Coverage. In no event will the monthly rate be higher than 12[400% of the applicable amount under the 2017 Commissioners Standard Ordinary Mortality Table - 100% Male Composite Ultimate - Age Last Birthday].
Charge for Administration: On the first day of each Contract Month, Prudential may deduct a charge for administration. The amount of this charge, if any, is shown in the Specifications Page under Monthly Administration Charge.
Deduction of Charges: Any charges deducted from the Covered Person's Certificate Fund will be charged against the Fixed Account and against the variable investment options of the Separate Account on a proportional basis.
Default: On the first day of each Contract Month Prudential will determine if a Covered Person's Insurance is in default. To do so, Prudential will determine the value of the Covered Person's

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Certificate Fund as of the previous Business Day and deduct from that amount the charges described under Section B. of the Coverage. If the resulting amount, less any Certificate Debt, is less than the amount needed to make the monthly deduction from the Certificate Fund, the Covered Person's Insurance is in default.
The Covered Person's Insurance is also in default if there is excess Certificate Debt, as described under Section J. of the Coverage5[, or if any specified Monthly Contribution are not paid for the Covered Person when due, as provided under Section B. of the Coverage].
Grace Period: You will be granted a grace period equal to the greater of: (a) 61 days from the date the Insurance goes into default; or (b) 30 days from the date Prudential mails you an overdue notice of default, to make the minimum premium contribution required to keep the Covered Person's Insurance in force. Prudential will continue to accept contributions and make the charges it has set during the grace period. If the Covered Person dies within the grace period, the death benefit payable will be reduced by the amount that would have been required to keep the Covered Person's Insurance in force to the end of the month in which death occurs. If the minimum contribution is not made by the end of the grace period, the Covered Person's Insurance will end without value.

C.	REINSTATEMENT:
If a Covered Person's Insurance is still in default after the grace period ends, it may be reinstated. To do so, these conditions must be met:

[5][(1)	You must request reinstatement within <three - five> years from the end of the Grace Period.]

[(2)]	The Insurance must not have been surrendered.

[5][(3)	You have given evidence of the Covered Person's insurability that satisfies Prudential.]

[(4)]	The Cash Surrender Value must not have been used to buy paid-up insurance.

[(5)]
You pay a contribution at least equal to (i) the amount, if any, needed to bring the Covered Person's Certificate Fund up to zero as of the date the Covered Person's Insurance went into default; plus (ii) the deductions from the Certificate Fund during the grace period following the date of default; plus (iii) an amount sufficient to make two months' deductions from the

Certificate Fund. From this amount, the Expense Charges shown in the Specifications Page, plus any other charges, will be deducted.

[(6)]	The Group Contract has not ended.

[(7)]	You did not elect to convert your Variable Universal Life Coverage to an individual life contract as described in Section [M] of this Coverage.
If Prudential approves, the reinstatement will be effective on the first day of the month coinciding with or following the date on which the contribution described in (5) is paid. When a Covered Person’s Insurance is reinstated, the Right to Examine this Certificate provision does not apply and the Covered Person's allocation for future Net Contributions that were in effect at the time the Insurance went into default will apply at reinstatement.

D.	SEPARATE ACCOUNT.
This Coverage provides that certain values and payments will vary to reflect the investment results of the Separate Account.

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Separate Account: The words "Separate Account" where they are used without qualification, mean The Prudential Variable Contract Account - GI-2 (VCA-GI-2). Prudential established VCA - GI-2 to support group contracts, such as this one, which participate in the Separate Account.
Prudential owns the assets of the Separate Account; it keeps them separate from the assets of its general account. Assets held in the Separate Account shall not be chargeable with liabilities arising out of any other business of Prudential. For this purpose, "assets" means only those amounts held in the Separate Account needed to satisfy Prudential's obligation pertaining to benefits attributable to the Separate Account. Assets held in each investment option of VCA-GI-2 shall not be chargeable with liabilities arising in connection with any other investment option of VCA-GI-2.
Prudential will keep assets in the Separate Account with a total market value at least equal to the amount of the liabilities relating to the benefits attributable to the Separate Account. Prudential will have sole control of the amount, if any, by which such value exceeds those liabilities. Prudential may, from time to time, transfer cash among the Separate Account, its other investment accounts and the investment options of VCA-GI-2 as, in its judgment, experience warrants. No such transfer will affect Prudential's liability under this Group Contract.

Variable Investment Options: The VCA-GI-2 variable investment options available to you are listed in the List of Investment Options. You allocate, using percentages, the Net Contributions for the Covered Person among the various options.
The Funds: The word Funds, where it is used without qualification, means 13[the portfolios of The Prudential Series Fund, Inc. and the other mutual fund portfolios in which the Separate Account invests. These other mutual fund portfolios are unaffiliated with Prudential. Each of The Prudential Series Fund, Inc. portfolios and the unaffiliated mutual fund portfolios are registered with the SEC under the Investment Company Act of 1940 as open-end diversified management investment companies. Each of The Prudential Series Fund, Inc. portfolios and the unaffiliated mutual fund portfolios correspond to each of the options in VCA-GI-2. The portfolios available to you are listed in the List of Investment Options.]
Separate Account Investments: Prudential uses assets of VCA-GI-2 to buy shares in the Funds. Each option of VCA-GI-2 is invested in a corresponding portfolio of a Fund. Income and realized and unrealized gains and losses from assets in each of these options are credited to, or charged against, that option. This is without regard to income, gains or losses in Prudential's other investment accounts.
Prudential will determine the value of the assets in each option of VCA-GI-2 on the Valuation Date for that option, as shown in the List of Investment Options. If that date is not a Business Day, Prudential will use the value of the assets as of the end of the last prior Business Day on which trading took place.
Change In Investment Policy: A portfolio of the Funds might make a material change in its investment policy. In that case, Prudential will send you a notice of the change. Within [<30 - 90>] days after receipt of the notice in the change in its investment policy, or within [<30 - 90>] days after the effective date of the change in its investment policy, if later, you may transfer any amount from that portfolio to the Covered Person's Fixed Account or any other investment option available to you.
Change of Fund: A portfolio of the Funds might, in Prudential's judgment, become unsuitable for investment. This might happen because of a change in investment policy, a change in laws or regulations, because the shares are no longer available for investment, or at the discretion of Prudential. If that occurs, Prudential has the right to substitute another portfolio of the Funds or of an entirely different mutual fund. But Prudential would first seek any required regulator's consent.

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E.	FIXED ACCOUNT.
The Fixed Account: You may choose to allocate all or part of the Covered Person's Net Contribution to the Fixed Account. Allocations to the Fixed Account become part of Prudential's General Account. Amounts allocated to the Fixed Account are credited with interest as described in Section B. under Guaranteed Interest and Excess Interest.
F.    INVESTMENT MANAGER.
Prudential is the investment manager with respect to the amounts held in the Separate Accounts. Prudential may, in its sole discretion, delegate to one or more of its direct or indirect wholly owned subsidiaries all or part of its authority as investment manager. No such delegation will in any way affect Prudential's liability for any acts or omissions in the management of the Separate Accounts.

G.	TRANSFERS.
You may transfer a Covered Person's amounts among investment options of the Separate Account available to you and into the Fixed Account 14[as often as twelve times during a Certificate Year without charge], unless the Insurance is in default. 15[The minimum amount that can be transferred is <$100 - $500>, or the entire value of the option if less. Transfer requests in percent terms may not be a fractional percent and must be at least <1% - 5%>.] To make a transfer, you must notify Prudential in a format acceptable to it. The transfer will take effect on the Valuation Date on which Prudential receives the notice. No transfer may be made within the first 6[30] days following the Effective Date of the Certificate.
You may also transfer a Covered Person's amounts from the Fixed Account into the variable investment options at any time during the year, subject to the following limitations:

(1)	Only [16][one transfer from the Fixed Account] can be made each Certificate Year;

(2)	The maximum amount that can be transferred is the greater of [<$1,000 - $5,000>] or 25% of the amount in the Fixed Account.
17[Prudential reserves the right to deduct from the Covered Person's Certificate Fund, on a pro-rata basis, a transaction charge of up to $20.00 for each transfer request exceeding twelve in any Certificate Year.]
Delayed Transfers: Prudential usually transfers the Covered Person's amounts on the date it receives the [Employee's] request. But Prudential has the right to defer making a transfer if (1) the New York Stock Exchange is closed; (2) trading on the New York Stock Exchange is restricted; (3) an emergency, as determined by the SEC, exists making redemption or valuation of securities impractical; or (4) the SEC, by order, permits the suspension or postponement for the protection of security holders.

H.	FULL SURRENDER.
You may surrender the Covered Person's Insurance for its Cash Surrender Value at any time. To surrender the Covered Person's Insurance, you must ask Prudential in a format acceptable to Prudential. You may ask Prudential what the Cash Surrender Value of the Covered Person's Certificate Fund is prior to electing to surrender. Prudential will pay the Cash Surrender Value calculated as of the Valuation Date on which Prudential receives your request. The proceeds will be paid to you in a lump sum. If you elect to surrender the Covered Person’s Insurance for its Cash Surrender Value, the Covered Person’s Insurance will end the earlier of: (1) the last day of the

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calendar month in which the Covered Person's Insurance for its Cash Surrender Value has been surrendered; or (2) the end of the grace period.
Delayed Surrender: Prudential usually pays any Cash Surrender Value within 7 days of the date it receives your request. If you surrender the Covered Person’s Insurance for its Cash Surrender Value after you make a contribution by check or Automatic Clearing House (ACH) transfer, we will process your full surrender but delay sending you the proceeds for up to 10 calendar days to allow the check or ACH transfer to clear.
Prudential has the right to defer paying the portion of the proceeds that is to come from the variable investment options if: (1) the New York Stock Exchange is closed; (2) trading on the New York Stock Exchange is restricted; (3) an emergency, as determined by the SEC, exists making redemption or valuation of securities impractical; or (4) the SEC, by order, permits the suspension or postponement for the protection of security holders. Prudential also has the right to defer paying the portion of the proceeds that is to come from the Fixed Account for up to six months. If Prudential defers paying any Cash Surrender Value for more than 30 days, it will pay interest on that portion at the current Fixed Account rate.

I.	PARTIAL WITHDRAWALS.
You may make partial withdrawals from the Covered Person's Certificate Fund. Any partial withdrawals are subject to all of these terms:

(1)	The Insurance must be in force and not in default.

(2)	You must ask for the partial withdrawal in a format acceptable to Prudential.

(3)
The maximum amount of any partial withdrawal is the amount that would reduce the Covered Person's Certificate Fund (less any Certificate Debt and any outstanding charges) to the amount needed to make [18][the next monthly deductions] from the Certificate Fund.

(4)	The amount withdrawn must be at least [<$100 - $500>].

(5)	The amount withdrawn will be taken from the Covered Person's Certificate Fund accounts on a pro-rata basis, unless you select specific accounts.
19[Prudential reserves the right to deduct from the amount withdrawn from the Covered Person's Certificate Fund a transaction charge, up to the lesser of (a) $20.00 or (b) 2% of the amount withdrawn, with respect to each partial withdrawal.]
20[If Death Benefit Option A applies, the person’s Face Amount of Insurance will be reduced by the amount of the partial withdrawal and any transaction charge.]
Delayed Withdrawals: Prudential will usually pay any partial withdrawals within seven days of the date it receives the request. If you make a partial withdrawal from the Covered Person’s Certificate Fund after you make a contribution by check or Automatic Clearing House (ACH) transfer, we will process your partial withdrawal but delay sending you the proceeds for up to 10 calendar days to allow the check or ACH transfer to clear.
Prudential has the right to defer paying the portion of the proceeds that is to come from the Covered Person's variable investment options if: (1) the New York Stock Exchange is closed; (2) trading on the New York Stock Exchange is restricted; (3) an emergency, as determined by the SEC, exists making redemption or valuation of securities impractical; or (4) the SEC, by order, permits the suspension or postponement for the protection of security holders. Prudential also has the right to defer paying the portion of the proceeds that is to come from the Fixed Account for up to six months.

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If Prudential defers paying any partial withdrawal for more than 30 days, it will pay interest on that portion at the current Fixed Account rate.

An amount withdrawn may not be repaid except as a contribution subject to charges.

J.	LOANS.
You may make a request to borrow from a Covered Person's Certificate Fund.
Loan Requirements: Loans are subject to these terms:

(1)	The Covered Person's Insurance must be in force and not in default.

(2)	The Covered Person's Certificate Debt must not be more than the Loan Value.

(3)	The amount borrowed from the Covered Person's Certificate Fund at any one time must be at least [<$100 - $500>].

(4)	The amount borrowed will be taken from the Covered Person's Certificate Fund on a pro-rata basis, unless you select specific accounts.
If there is already Certificate Debt when you take out the loan, the new amount borrowed will be added to that debt.
Maximum Loan Value: The maximum Loan Value (before any applicable charge) is determined by multiplying the Certificate Fund by [<75% - 100%>] and subtracting any existing loan with accrued interest, any outstanding charges and the amount needed to make 18[the next monthly deductions] from the Certificate Fund.
Interest Charge: Interest charged on any loan will accrue daily at an annual rate determined each year by Prudential. Interest payments on any loan are due on each Contract Anniversary, or when the loan or any part of it is paid back, if that comes first. If interest is not paid when due, it will be added to the principal amount of the loan. Then interest is charged on it, too. Prudential will notify the [Employee] 21[31] days before the interest on the loan becomes due.
The loan interest rate is the annual rate Prudential sets from time to time. The rate will never be greater than that permitted by law. It will change 22[only on a Contract Anniversary.] Before the start of each Contract Year, Prudential will determine the loan interest rate to be charged for that year.
When you take out a loan, Prudential will tell you the initial interest rate for the loan. Prudential will notify you if the rate is to be changed.
Effect of a Loan: A Loan Account that is part of a Covered Person's Certificate Fund will be set up when you take out a loan. The amount of the loan taken will be credited to the Covered Person's Loan Account.
Prudential will credit interest to the Covered Person's Loan Account at the loan interest rate for the Contract Year, less 23[2%]. On each Contract Anniversary, if there is a loan outstanding, interest credited to the Loan Account will be allocated to the variable investment options and the Fixed Account based on your then current Net Contribution allocations for the Covered Person.
Repayment: You may pay back all or part of any Certificate Debt at any time. If you choose to make repayment by partial withdrawal from the Covered Person's Certificate Fund, the provisions of
Section I. of the Coverage will apply. Repayment will be allocated among the Covered Person's Fixed Account and the variable investment options, based on your then current Net Contribution

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allocations5[, unless you select specific accounts]. While a loan is outstanding, any payment should be designated as a contribution or a loan repayment. If that designation is not made, it will be treated as a loan repayment.

Should a death benefit become payable while a loan is outstanding, or should the Covered Person's Insurance be surrendered while a loan is outstanding, or should the Covered Person's Insurance lapse, any proceeds otherwise payable will be reduced to reflect the amount of the loan and any accrued interest.
Excess Certificate Debt: If Certificate Debt ever becomes equal to or more than the Certificate Fund value minus an amount equal to that needed to make 18[the next month's deductions], the Insurance is in default. Prudential will send you a notice at your last known address stating the minimum contribution that, if paid to Prudential, will keep this coverage from ending. The Covered Person's Insurance under this Coverage will end at the end of the grace period described in Section B. if the minimum contribution is not made.
Delayed Loans: Prudential usually makes a loan within seven days of the date it receives your request. If you pay back all or part of your Certificate Debt by check or Automatic Clearing House (ACH) transfer, we will process your repayment but the proceeds will not be available for a new loan for up to 10 calendar days to allow the check or ACH transfer to clear.
Prudential has the right to defer making the portion of the loan that is to come from the Covered Person's variable investment options if: (1) the New York Stock Exchange is closed; (2) trading on the New York Stock Exchange is restricted; (3) an emergency, as determined by the SEC, exists making redemption or valuation of securities impractical; or (4) the SEC, by order, permits the suspension or postponement for the protection of security holders. Prudential also has the right to defer paying the portion of the proceeds of a loan that is to come from the Fixed Account for up to six months. If Prudential defers making a loan for more than 30 days, it will pay interest on that portion at the Fixed Account rate.

19[Prudential reserves the right to withdraw from the Covered Person's Certificate Fund a transaction charge of up to $20.00 with respect to each loan made.]

[24][K.	EXTENSION OF COVERAGE AND WAIVER OF COST OF INSURANCE CHARGES DURING TOTAL DISABILITY.

If you become Totally Disabled while you are insured for Face Amount of Insurance under the Variable Universal Life Coverage 24a[and are not retired], the Variable Universal Life Coverage, including any of the additional provisions that may be a part of the Variable Universal Life Coverage, will be extended while you are Totally Disabled and the monthly Charge for Cost of Insurance is paid. From the date Prudential first receives written proof as described below, the monthly Charge for Cost of Insurance will be waived while the Variable Universal Life Coverage, including any of the additional provisions that may be a part of the Variable Universal Life Coverage, is being extended.
24a[A person will be considered retired upon the first of the following events:

•	The first of the month in which the person is first eligible to receive Social Security or pension benefits;

•	The first of the month in which the person begins receiving Social Security Disability Benefits; or

•	The first of the month in which the person attains his or her Normal Social Security Retirement Age.]

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Total Disability: You are "Totally Disabled" when:

(1)	You are not working at any job for wage or profit; and

(2)
Due to Sickness, Injury or both, you are not able to perform for wage or profit, the material and substantial duties of any job for which you are reasonably fitted by your education, training or experience.

24a[If you are age <55 - 100> or more when your Total Disability starts, the extension ends one year after your Total Disability started.]
If you are less than age <55 - 100> when your Total Disability starts, the extension ends <one year - twenty-seven months> after your Total Disability started, unless, within <that year - those twenty-seven months>, you give Prudential written proof that:

(1)	You became Totally Disabled while you were insured for Face Amount of Insurance under the Variable Universal Life Coverage and are not retired; and

(2)	You were less than age <55-100> when your Total Disability started; and

(3)	You are still Totally Disabled; and

(4)	Your Total Disability has continued for at least <three - twenty-four> months.
Prudential will then further extend the Variable Universal Life Coverage, including any of the additional provisions that may be a part of the Variable Universal Life Coverage, for successive one year periods. The first of these periods will start on the date Prudential receives this proof. After that first period, you must give written proof when and as required by Prudential once each year that your Total Disability continues.
While the Variable Universal Life Coverage is being extended, any loan balance will still apply and interest on any loan balance will still be charged as described in the Loans section.
If you or your dependent dies while the Variable Universal Life Coverage, including any of the additional provisions that may be a part of the Variable Universal Life Coverage, is being extended, the death benefit will include the amount of that extension when Prudential receives written proof that:

(1)	Your Total Disability continued until [that person's] death; and

(2)	All of the above conditions have been met.
24a[But , all or part of the death benefit is not payable if it is excluded under Section N.]
If you or your dependent Spouse or Domestic Partner dies within one year after your Total Disability started and before you give Prudential proof of Total Disability, written notice of your or your dependent's death must be given to Prudential within one year after the death.
This extension ends if and when:

(1)	You Total Disability ends; or

24b[(2)	You became Totally Disabled while age <55-100> or more and that protection has been extended for <one to ten years>; or

(3)	Your became Totally Disabled while less than age <55-100> and that protection has been extended for <one to ten years>; or

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(4)	You became Totally Disabled while less than age <55-100> and reach age <55-100>; or

(5)	You became Totally Disabled while less than age <55-100> and reach your normal retirement age (your retirement age under the Social Security Act where retirement age depends on your date of birth); or

(6)	You fail to furnish any required proof that your Total Disability continues; or

(7)
You fail to submit to a medical exam by Doctors named by Prudential when and as often as Prudential requires. After two full years of this protection, Prudential will not require an exam more than once a year.]

If this extension ends after you have given the first proof of continued Total Disability, the same rights and benefits under Sections A and M apply as if it was Face Amount of Insurance under the Variable Universal Life Coverage which ended at this time. But this does not apply if you become insured again for the Face Amount of Insurance within 31 days after this extension ends.
The amount of [a person's] Face Amount of Insurance that may be extended is the amount of [the person's] Face Amount of Insurance on the day Total Disability began, subject to the provisions of the Schedule of Benefits. But the amount is reduced by any amount payable under any Prudential group life insurance that replaces the Variable Universal Life Coverage for a class of Employees.

Effect of Conversion: An individual contract issued under Section M will be in place of all rights under this Section K.]

[L.]	PAID-UP INSURANCE.
You may elect to provide paid-up insurance for a Covered Person at any time in lieu of the Insurance, if the Cash Surrender Value of the Covered Person's Certificate Fund is at least $1,000. You must make the election in a format acceptable to Prudential.
The election will take effect at the end of the first Business Day on which Prudential receives the form.
This option will apply automatically if both (1) and (2) are true:

(1)
a Covered Person's Insurance ends (for reasons other than default)[2][; or the extended death protection ends (and the person does not again become covered during the next 31 days) as provided in Section K]; and

(2)	the Cash Surrender Value of the Covered Person's Certificate Fund is at least $1,000 and you do not choose any of the options available upon termination of [the person's] Coverage within 61 days after Coverage ends.

The amount of paid-up insurance under this option is the amount which the Covered Person's current Cash Surrender Value will provide when used as a net single premium, but it may not be more than the Covered Person's death benefit. The maximum premium will be based on the 25[2017 Commissioners' Standard Ordinary Mortality Table - 100% Male Composite Ultimate - Age Last Birthday at 4%]. It will be determined by your attained age.
26[All of a person's] paid-up insurance may be surrendered for its cash value at any time. The cash value will be the net single premium at the Covered Person's attained age for the amount of Insurance, using the same basis which determined that amount. 27[Partial surrenders of a person's paid-up insurance are not permitted.] Prudential may defer a surrender for up to six months. If Prudential does so for more than 30 days, it will pay interest on that portion at the rate of [3%] a year.

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5[Premium Refunds: Prudential will determine that part of the premium refund, if any, derived from the Covered Person's paid-up insurance. That part will be applied to increase the Covered Person's paid-up insurance. That part will not be considered in determining the disposition or effect of premium refunds under any other provisions of the Group Contract.]
Change in Beneficiary: If you purchase paid-up insurance and you make a Beneficiary change the Beneficiary change form must be filed with Prudential.

[M.]	CONVERSION PRIVILEGE.
If [a person's] Face Amount of Insurance under the Variable Universal Life Coverage ends for 28[one of the reasons] stated below, [the person] may convert to an individual life insurance contract. Evidence of insurability is not required. The reason29[s are:

(1)
Your employment ends, you transfer out of a Covered Class, or your amount of insurance is reduced by reason of age, retirement, the end of your membership in a Covered Class, or an amendment to the Group Contract that changes the benefits for your class;

(2)	With respect to a dependent, that dependent is no longer a Qualified Dependent;

(3)]
All Face Amount of Insurance that applies to [the person] under the Group Contract for the Employee's class ends by amendment or otherwise. [5][But, on the date it ends the person must have been insured for five years for that insurance (or for that insurance and any other Prudential rider or group contract replaced by that insurance).]

[A person] may not convert their face amount of insurance to an individual life insurance contract if [the person’s] face amount of insurance is being continued under the Continued Coverage Under the Group Contract for Employees and their Dependent Spouse or Domestic Partners provision in this Certificate.
Any such conversions are subject to the rest of this Section [M].
Availability: [A person] must apply for the individual contract and pay the first premium by 30[the later of:

(1)	the thirty-first day after the person's Face Amount of Insurance ends; and

(2)	the fifteenth day after the person has been given written notice of the conversion privilege. But, in no event may insurance be converted to an individual contract if the person does not apply for the individual contract and pay the first premium prior to the ninety-second day after the person’s Face Amount of Insurance ends.]

Individual Contract Rules: The individual contract must conform to the following:
Amount: 31[If your employment ends, you transfer out of a Covered Class or with respect to a dependent who is no longer a Qualified Dependent, not more than:

(1)	the total amount of the person's insurance under this Variable Universal Life Coverage (face amount of insurance plus fund) just before the face amount of insurance ends; minus

(2)	the amount of the person's fund needed to cancel any loan due; minus

(3)	any amount of the person's paid-up insurance under the Variable Universal Life Coverage purchased by using the person's fund just after the face amount of insurance ends].

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But, 2[if a person converts when extended death protection ends, the amount of that protection applies in place of the Face Amount of Insurance in (1) above.
Or,] if the Face Amount of Insurance ends because all Face Amount of Insurance of the Group Contract for your class ends 5[and the person has been insured for five years for that insurance (or for that insurance and any other Prudential rider or group contract replaced by that insurance)], the total amount of individual insurance which [you or your dependent Spouse or Domestic Partner] may get in place of all life insurance then ending for [you or your dependent Spouse or Domestic Partner] under the Group Contract will not exceed the [lesser of the following:

(1)
The] total amount of all life insurance then ending for [that person] under the Group Contract reduced by the sum of: (a) the amount of [that person's] Certificate Fund needed to cancel any loan due; (b) the amount of [that person's] paid-up insurance; and (c) the amount of group life insurance from any carrier for which you are or become eligible within the next [32][31] days.

[33][(2)	$10,000.]
Death During Conversion Period: The amount you had a right to convert to an individual contract is included in the death benefit if [the person] die[s] within the later of:

(1)	Within 31 days after [the person's] Face Amount of Insurance ends as described in the When Insurance Ends section of this Certificate; and

(2)	Within 60 days after the last monthly contribution due date.
It is included even if [the person] did not apply for conversion. 2[But it is reduced by the amount of any extended death benefit protection which applies.]
Form: Any form of a life insurance contract that:

(1)	conforms to Title VII of the Civil Rights Act of 1964, as amended, having no distinction based on sex; and

(2)	is one that Prudential usually issues at the age and amount applied for.
34[This does not include term insurance or a contract with disability or supplementary benefits.]
Premium: Based on Prudential's rate as it applies to the form and amount, and to [the person's] class of risk (other than gender) and age at the time.
Effective Date: The end of the 31 day period after which [the person] cease[s] to be insured for the Face Amount of Insurance.

[N.]	GENERAL PROVISIONS.
5[Suicide: If a Covered Person, whether sane or insane, dies because of suicide, the death benefit under the Variable Universal Life Coverage may be limited. If death because of suicide occurs:

(1)	within two years from the date a person became a Covered Person, it is limited to:

(a)	the sum of the contributions paid, minus

(b)	any loans and the interest charged to it; minus

(c)	any amounts which have been withdrawn from that person's Certificate Fund.

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(2)
within two years from the date of any increase in that person's Face Amount of Insurance, the part of the death benefit that would be on account of that increase is limited to the sum of the contributions paid for that increase.

(3)	within two years from the date the person's Variable Universal Life Coverage is reinstated, it is limited to:

(a)	the sum of the contributions paid since the date of the reinstatement; minus

(b)	any loan and the interest charged to it; minus

(c)	any amounts which have been withdrawn from that person's Certificate Fund.]
Annual Report: Prudential will send you a detailed report of each Covered Person's Certificate Fund. It will be sent within three months after the end of each 35[Contract Year.] You may request a report at other times, subject to a fee of 36[$20.00] for its cost.
Payment of Death Claim: If Prudential pays a death claim in a lump sum, it will usually pay the proceeds within seven days of the date it receives written proof of loss. But Prudential has the right to defer paying any part of the death benefit that is to come from the variable investment options if: (1) the New York Stock Exchange is closed; (2) trading on the New York Stock Exchange is restricted; (3) an emergency, as determined by the SEC, exists making redemption or valuation of securities impractical; or (4) the SEC, by order, permits the suspension or postponement for the protection of security holders. Prudential also has the right to defer paying the portion of the proceeds that is to come from the Fixed Account for up to six months. If Prudential does so for more than 30 days, it will pay interest on that portion at the current Fixed Account rate.

Beneficiary; Mode of Settlement: Any death benefit under a section of this Coverage is payable according to that section and the Beneficiary and Mode of Settlement Rules.
____________________

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Option to Accelerate Payment of Certain Death Benefits Under Variable Universal Life Coverage
1[FOR YOU AND YOUR DEPENDENT SPOUSE OR DOMESTIC PARTNER]
These provisions change the Variable Universal Life Coverage (called Coverage below) to provide an option to accelerate payment of portions of 1[your or your dependent Spouse's or Domestic Partner’s] insurance.
You should know that election of this option may affect other benefits or entitlements for which a person may be eligible. It may also affect a person's income tax liability. Read these notes carefully:

(1)	If you elect this option, the amount of Variable Universal Life Coverage for the person is reduced by the Accelerated Life Insurance Proceeds [2][and the Accelerated Payment Fee] described below.

(2)	Any payment made under this option may be taxable. You are advised to seek the help of a professional tax advisor for assistance with any questions that you may have.

(3)
If you elect this option, eligibility for Medicaid or other government programs may be affected. You are advised to seek the help of a professional legal advisor for assistance with any questions that you may have.

Definitions:

•	Certificate Fund Amount means the amount of [a person's] Certificate Fund under the Coverage on the day Prudential receives proof that [the person is] Terminally Ill [3][or Chronically Ill].

•	[4][Chronically Ill means having:

(1)	A Severe Cognitive Impairment that requires Substantial Supervision as certified by a Doctor; or

(2)	A physical disease or condition that makes a person incapable of performing at least <1 -
3> Activities of Daily Living for at least <30-365> calendar days.

Activities of Daily Living or ADLs: An Activity of Daily Living (ADL) refers to one of the following:

(1)	Eating - feeding oneself by getting food in the body from a receptacle (such as a plate, cup, or table) or by a feeding tube or intravenously.

(2)	Bathing - washing oneself by sponge bath or in either a tub or shower, including the act of getting into or out of a tub or shower.

(3)	Continence - the ability to maintain control of bowel and bladder function; or when unable to maintain control of bowel or bladder function, the ability to perform associated personal hygiene (including caring for a catheter or colostomy bag).

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44

(4)	Dressing - putting on and taking off all items of clothing and any necessary braces, fasteners, or artificial limbs.

(5)	Toileting - getting to and from the toilet, getting on or off the toilet, and performing associated personal hygiene.

(6)	Transferring - the ability to move into or out of bed, a chair or wheelchair.
Substantial Supervision: Substantial Supervision means that a person requires continual supervision to protect themselves and/or others.
Severe Cognitive Impairment: Severe Cognitive Impairment means a person has a deterioration in or loss of intellectual capacity due to Sickness or Injury that requires Substantial Supervision to protect themselves and/or others.]

•	Face Amount means [a person's] Face Amount of Insurance under the Coverage on the day Prudential receives proof that [the person is] Terminally Ill [3][or Chronically Ill].

•	Terminally Ill means having a life expectancy is [<6 to 24> months] as certified by a Doctor.

•	Accelerated Life Insurance Proceeds means the Amount of the Variable Universal Life Death Benefit placed under this option for [a person].

Accelerated Life Insurance Proceeds: The Accelerated Life Insurance Proceeds are equal to:

•	a portion of [a person's] Face Amount or Net Amount at Risk, as determined under (1) below; plus

•	a portion of [a person's] Certificate Fund Amount, as determined under (2) below[2][; minus

•	an Accelerated Payment Fee not to exceed $350].

(1)
You must elect the portion of [a person's] Face Amount or Net Amount at Risk that you want to place under this option. [5][You may elect up to <5% - 100% of the person's Face Amount or Net Amount at Risk, but not less than <$10,000 - $50,000> nor more than <$50,000 to unlimited>.

If the amount of a person's death benefit is being determined under Subsection (1) of Section A of the Coverage, such portion may be reduced if, within <6 - 24> months after the date Prudential receives proof that a person is either Terminally Ill or Chronically Ill, an Amount Limitation would have applied to the person's Face Amount. In that case, the portion of the person's Face Amount placed under this option will not exceed the person's Face Amount after applying the Limitation.]
If the amount of [a person's] death benefit is being determined under Subsection (1) of Section
A of the Coverage, Prudential will determine the Accelerated Payment Factor based on your election 2[and any Amount Limitation that may apply]. The Accelerated Payment Factor is equal to:

(a)	the portion of [a person's] Face Amount that is placed under this option; over

(b)	the [person's] total Face Amount.

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45

If the amount of [a person's] death benefit is being determined under Subsection (2) of Section
A of the Coverage, the Accelerated Payment Factor is equal to:

(a)	the portion of [a person's] Net Amount of Risk that is placed under this option; over

(b)	[the person's] total Net Amount at Risk.

(2)	The portion of [a person's] Certificate Fund Amount that will be placed under this option is equal to:

(a)	[the person's] total Certificate Fund Amount times the Accelerated Payment Factor; minus

(b)	any outstanding loan balance, plus any interest due on the loan, times the Accelerated Payment Factor.
Option: If [the person] become[s] Terminally Ill while insured under the Variable Universal Life Coverage 6[or while death benefit protection is being extended under the Extension Of Coverage And Waiver Of Cost Of Insurance Charges During Total Disability provision of the Variable Universal Life Coverage], you may elect to have the Accelerated Life Insurance Proceeds placed under this option. During [the person’s] lifetime, you may elect to have Accelerated Life Insurance Proceeds placed under this option provided the total Proceeds placed under this option due to Terminal Illness does not exceed [<25% - 100%>] of the amount in force on [the person’s] life on the date Prudential approves the request for Accelerated Life Insurance Proceeds due to Terminal Illness 2[but not more than <$5,000 to unlimited>]. That election is subject to the conditions set forth below.
7[If the person develops a Chronic Illness while insured under the Variable Universal Life Coverage or while death benefit protection is being extended under the Extension Of Coverage And Waiver Of Cost Of Insurance Charges During Total Disability provision of the Variable Universal Life Coverage, you may elect to have the Accelerated Life Insurance Proceeds placed under this option. During the person’s lifetime, you may elect to have Accelerated Life Insurance Proceeds placed under this option provided the total Proceeds placed under this option due to Chronic Illness does not exceed <5% - 100%> of the amount in force on the person’s life on the date Prudential approves the request for Accelerated Life Insurance Proceeds due to Chronic Illness but not more than <$5,000 to unlimited>. That election is subject to the conditions set forth below.]

7[You may exercise this option <1-5> times during the person’s lifetime provided the total amount of Accelerated Life Insurance Proceeds due to Terminal Illness and Chronic Illness placed under this option does not exceed <5% to 100%> of the amount in force on the person’s life on the date Prudential approves your last request for Accelerated Life Insurance Proceeds but not more than
<$25,000 to unlimited>.]

Conditions: Your right to be paid under this option is subject to these terms:

(1)	You must choose this option in writing in a form that satisfies Prudential.

(2)
You must furnish proof to Prudential that [the person is] Terminally Ill [3][or Chronically Ill], including certification by a Doctor. [7][For a person who develops a Chronic Illness, the certification by a Doctor must state that the person either requires Substantial Supervision or is incapable of performing <1 - 3> Activities of Daily Living for the rest of their lifetime.].

(3)	The Variable Universal Life Coverage on [the person] must not be assigned.

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46

(4)	Accelerated Life Insurance Proceeds will be made available to you on a voluntary basis only. Therefore, you are not eligible for this option if:

(a)	law requires using this option to meet the claims of creditors, whether in bankruptcy or otherwise; or

(b)	a government agency requires using this option in order to apply for, get or keep a government benefit or entitlement.

(c)	a health care professional or facility requires using this option in order to receive services received by the health care professional or facility.

(5)	Once you elect this option for [a person], you may no longer:

(a)	increase [the person's] Face Amount of Insurance under the Coverage;

(b)	make a lump sum contribution to the Certificate Fund for [the person], except for contributions required to keep [the person's] Coverage from going into default; or

(c)	increase the amount of contributions to the Certificate Fund for [the person], except to the extent an increase is needed to reflect an increase in the mortality and expense risk charges.
Effect on Coverage: When you elect this option, the total amount of Variable Universal Life Coverage otherwise payable on [a person's] death (face amount of insurance 8[and the person’s Certificate Fund)] 6[, including any amount under the Extension Of Coverage And Waiver Of Cost Of Insurance Charges During Total Disability,] will be reduced by the Accelerated Life Insurance Proceeds 2[and the Accelerated Payment Fee] proportionately. Any amount deducted from the Certificate Fund Amount as provided in (2) (b) above will be applied to reduce the amount of any outstanding loan and loan interest. Also, [a person] may not convert the Accelerated Life Insurance Proceeds 2[or the Accelerated Payment Fee] to an individual contract.
Prudential reserves the right to make a distribution from a person's Certificate Fund Amount when benefits under this option are paid. Any such distribution will be made only to the extent needed to continue to qualify the Variable Universal Life Coverage as life insurance under the Internal Revenue Code.
Effect on Contributions: The amount of your contribution for a person will be adjusted based on the amount of [the person's] Variable Universal Life Coverage remaining in force.
Payment of Accelerated Life Insurance Proceeds: If you elect this option, Prudential will pay the Accelerated Life Insurance Proceeds you place under this option in one sum to you when Prudential approves your claim for Accelerated Life Insurance Proceeds.
9[If you do not want the Accelerated Life Insurance Proceeds in one sum, you may elect to have them paid in <6 to 24> equal monthly installments. The first monthly payment will be due the first of the month following the month in which Prudential approves your claim for Accelerated Life Insurance Proceeds. The other payments will be processed on the first day of each subsequent month.
Amount Due But Unpaid at the person’s Death: If you elect monthly installments and the person dies before all payments have been made, Prudential will pay the Beneficiary or Beneficiaries determined under the Beneficiary Rules in one sum. That sum will be the total of the payments that remain.]

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____________________

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Additional Provisions for Accidental Death and Dismemberment Coverage
1[FOR YOU AND YOUR DEPENDENTS]
Accidental Death and Dismemberment Coverage pays benefits for accidental Loss.
Loss means [the person’s]2[:

(1)]	loss of life[2][;

(2)	total and permanent Loss of Sight;]

[2][(3)	total and permanent Loss of Speech;]

[2][(4)	total and permanent Loss of Hearing;]

[3][(5)	permanent loss of arm or leg by severance at or above the elbow or the knee;]

[3][(6)	permanent loss of hand or foot by severance at or above the wrist or ankle;]

[3][(7)	permanent loss of thumb and index finger of the same hand or permanent loss of four fingers on the same hand by severance at or above the point at which they are attached to the hand;]

[3][(8)	permanent loss of all toes on the same foot or the big toe by severance at or above the point at which they are attached to the foot;]

[2][(9)	loss due to Critical Burns covering <25% - 99%> or more of the body;]

[3][(10)	Loss of Use of a hand, foot, arm or leg;]

[3][(11)	loss due to Quadriplegia, Triplegia, Paraplegia, Hemiplegia, or Uniplegia; or]

[2][(12)	loss due to Coma].
3[Loss of Sight means total and permanent loss of sight. Corrected visual acuity must be 20/200 or worse or the field of vision must be less than 20 degrees.

Loss of Speech means total and permanent loss of speech that continues for at least <6-12> consecutive months following the Covered Accident.
Loss of Hearing means a hearing loss of greater than 70 decibels at all frequencies or there is less than 50% speech discrimination at 70 decibels on an audiogram.

Critical Burns means burns that are classified by a Doctor as being second degree or higher over <25%-99%> of the person’s body.
Loss of Use means total and permanent loss of function.
Quadriplegia means the total and permanent paralysis of both upper and both lower limbs.

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Triplegia means the total and permanent paralysis of three limbs.
Paraplegia means the total and permanent paralysis of both lower limbs.
Hemiplegia means the total and permanent paralysis of the upper and lower limbs on one side of the body.

Uniplegia means the total and permanent paralysis of one limb.
Coma means a persistent vegetative state in which there is no response to external stimuli as determined by the person’s Doctor.]

A.	BENEFITS.
Benefits for accidental Loss are payable only if all of these conditions are met:

(1)	[The person] sustain[s] an accidental bodily Injury while a Covered Person.

(2)	The Loss results directly from that Injury and from no other cause.

(3)	[The person] suffer[s] the Loss within [<30 - 365> days] after the accident. [3][But, if the
Loss is due to:

(a)	Quadriplegia, Triplegia, Paraplegia, Hemiplegia, or Uniplegia, the person suffers the
Loss within <30-365> days after the accident.

(b)	Coma, that Loss:

(i)	begins within <30 - 365> days after the accident; and

(ii)	continues for <one-twelve> consecutive months; and

(iii)	is total, continuous and permanent at the end of that <one-twelve> month period.
Any benefit for a Loss due to Coma will not begin until the end of the <one-twelve>-
month period in (iii) above.]

3[For the purposes of the Coverage:

(1)	Exposure to the Elements will be considered an accidental bodily Injury. Exposure to the Elements means exposure to severe hot or cold weather that results in actual significant physical injury including sun stroke, heat stroke and frostbite.

(2)	It will be presumed that the person has suffered a Loss of life if the person’s body has not been found within one year of disappearance, stranding, sinking or wrecking of any vehicle in which the person was an occupant.]

Not all such Losses are covered. See Losses Not Covered below.
Benefit Amount Payable: The amount payable depends on the type of Loss as shown below.
All benefits are subject to the Limitation Per Accident below.

Percent of [the Person’s]
Amount of Insurance
Loss of or by Reason of:

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Life	[<100-200>]
[2][Sight of Both Eyes	<100-200>]
[2][Speech and Hearing in Both Ears	<100-200>]
[2][Both Hands	<100-200>]
[2][Both Feet	<100-200>]
[2][One Hand and One Foot	<100-200>]
[2][One Hand and Sight of One Eye	<100-200>]
[2][One Foot and Sight of One Eye	<100-200>]
[2][Quadriplegia	<100-200>]
[2][Critical Burns covering <50% - 99%> or more of the body	<100-200>]
[2][Triplegia	<75-200>]
[2][One Arm	<50-200>]
[2][One Leg	<50-200>]
[2][Paraplegia	<50-200>]
[2][Sight of One Eye	<50-100>]
[2][Speech	<50-100>]
[2][Hearing in Both Ears	<50-100>]
[2][One Hand	<50-100>]
[2][One Foot	<50-100>]
[2][Hemiplegia	<50-100>]
[2][Critical Burns covering <25% - 75%> of the body	<50-100>]
[2][Uniplegia	<25-100>]
[2][Thumb and Index Finger of the Same Hand (permanent loss)	<25-50>]
[2][Four Fingers of the Same Hand (permanent loss)	<25-50>]
[2][Hearing in One Ear	<25-50>]
[2][All Toes on One Foot (permanent loss)	<13-26>]
[2][Big Toe (permanent loss)	<5-25>]
[4][Coma	<1% - 5%> per month,
up to <11 - 100> months]
2[Limitation Per Accident: No more than the Amount of Insurance on a person at the time of the accident will be paid for all Losses resulting from Injuries sustained in that accident.]

2[Optional Settlement: If an amount becomes payable under this Coverage at death, the person to whom it is payable and Prudential may then mutually agree to payment in other than one sum. This may be done only if that person is a natural person taking in that person's own right.]

B.	LOSSES NOT COVERED.
A Loss is not covered if it results from any of these:

[2][(1)	Suicide or attempted suicide, while sane or insane.]

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[5][(2)	Intentionally self-inflicted Injuries, or any attempt to inflict such Injuries.

(3)	Sickness, whether the Loss results directly or indirectly from the Sickness.

(4)	Medical or surgical treatment of Sickness, whether the Loss results directly or indirectly from the treatment.

(5)	Any bacterial or viral infection. But, this does not include:

(a)	a pyogenic infection resulting from an accidental cut or wound; or

(b)	a bacterial infection resulting from accidental ingestion of a contaminated substance.

(6)	Taking part in any riot or insurrection.

(7)	War, or any act of war. War means declared or undeclared war, and includes resistance to armed aggression. Terrorism is not considered an act of war.
Terrorism means the deliberate use of violence or the threat of violence against civilians to create an emotional response through the suffering of victims or to achieve military, political, religious or social objectives.

(8)	An accident that occurs while the person is serving on full-time active duty for more than <30-365> days in any armed forces. But this does not include Reserve or National Guard active duty for training.

(9)	Travel or flight in any vehicle used for aerial navigation if:

(a)	the person is riding as a passenger in any aircraft not intended or licensed for the transportation of passengers;

(b)	the person is performing as a pilot or a crew member of any aircraft; or

(c)	the person is riding as a passenger in an aircraft owned, operated, controlled or leased by or on behalf of the Contract Holder or any of its subsidiaries or affiliates.

This includes getting in, out, on or off any such vehicle.

(10)	Commission of or attempt to commit an assault or a felony.

(11)	Being under the influence of alcohol or alcohol intoxication, including but not limited to having a blood alcohol level above the limit for permissible operation of a motor vehicle in the jurisdiction where the Loss occurred, regardless of whether the person: (a) was operating a motor vehicle; and (b) was convicted of an alcohol related offense.

(12)	Being under the influence of or taking any non-prescription drug, medication, narcotic, stimulant, hallucinogen, barbiturate, amphetamine, gas, fumes or inhalants, poison or any other controlled substance as defined in Title II of the Comprehensive Drug Abuse
Prevention and Control Act of 1970, as now or hereafter amended, unless prescribed by and administered in accordance with the advice of the insured’s Doctor.

(13)	Participation in these hazardous sports: scuba diving; bungee jumping; base jumping; skydiving; ziplining; parachuting; hang gliding; paragliding; paramotoring; parascending; or
ballooning.

(14)	Injury arising out of, or in the course of, any work for wages or profit (whether or not with the Employer).]

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[6][C.	ADDITIONAL BENEFITS.
An additional benefit may be payable for a Loss for which a benefit is payable under the other terms of this Coverage or would be payable except for the Limitation Per Accident of those terms. Any such benefit is payable in addition to any other benefit payable under this Coverage. Any additional conditions that apply to an additional benefit are shown below. An additional benefit is payable only if those conditions are met.]

[7][(1)	Additional Benefit for Loss of Life as a Result of a Non-occupational Vehicle Accident:
This additional benefit for the person’s Loss of life only applies if the person sustains an accidental bodily Injury resulting in the Loss in one of these ways:

(a)	while a driver or passenger of an Automobile not being used by the person for commercial or occupational purposes;

(b)	as a result of being struck by a motor vehicle while the person is not driving or riding in or on one; or

(c)	while a passenger in or on a public vehicle provided by a common carrier for passenger service.
Automobile means a validly registered:

(1)	vehicle that may be legally driven with the standard issue class of motor vehicle driver's license and no additional class of license is necessary to operate this vehicle; or

(2)	four wheel, two axle private passenger motor vehicle.
But Automobile does not include: (1) cars owned or leased by the Contract Holder or any of its subsidiaries or affiliates; (2) a motor vehicle intended for off-road use; or (3) a motor vehicle being used without the owner’s permission.

Losses Not Covered under this Additional Benefit: A Loss is not covered under this additional benefit if it results from driving or riding in any Automobile used in a race or a speed or endurance test, or for acrobatic or stunt driving, or for any illegal purpose.

Additional Amount Payable under this Additional Benefit: An amount equal to <1%-
100%> of the Amount of Insurance on the person.]

[8][(2)	Additional Benefit for Loss of Life as a Result of an Accident in an Automobile While Using a Seat Belt:
This additional benefit for the person’s Loss of life only applies if the person sustains an accidental bodily Injury resulting in the Loss while:

(a)	the person is a driver or passenger in an Automobile;

(b)	the person is wearing a Seat Belt in the manner prescribed by the vehicle’s manufacturer;

(c)	the actual use of a Seat Belt at the time of the Injury is verified in an official report of the accident, or is certified in writing by the investigating official(s).
Automobile means a validly registered:

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(1)	vehicle that may be legally driven with the standard issue class of motor vehicle driver's license and no additional class of license is necessary to operate this vehicle; or

(2)	four wheel, two axle private passenger motor vehicle.
But Automobile does not include: (1) cars owned or leased by the Contract Holder or any of its subsidiaries or affiliates; (2) a motor vehicle intended for off-road use; or (3) a motor vehicle being used without the owner’s permission.

Seat Belt means any: (1) passive restraint device for an adult that meets published federal safety standards, is installed by the Automobile’s manufacturer or replaced by an organization sanctioned by the Automobile’s manufacturer; and is not altered or replaced after that installation; or (2) federally approved, properly installed child safety seat.

Losses Not Covered under this Additional Benefit: A Loss is not covered under this additional benefit if it results from driving or riding in any Automobile used in a race or a speed or endurance test, for acrobatic or stunt driving, or for any illegal purpose.

Additional Amount Payable under this Additional Benefit: An amount equal to the lesser of:

(a)    <1%-100%> of the Amount of Insurance on the person; and

(b)	<$1,000-$100,000>.
If it cannot be determined that the person was wearing a Seat Belt at the time of the Accident, a benefit of <$500-$5,000> will be paid.]

[9][(3)	Additional Benefit for Loss of Life as a Result of an Accident in an Automobile
Equipped with an Airbag:

This additional benefit for the person’s Loss of life only applies if this test is met.
The person sustains an accidental bodily Injury resulting in the Loss while:

(a)	the person is a driver or passenger in an Automobile;

(b)	the person is wearing a Seat Belt in the manner prescribed by the vehicle’s manufacturer;

(c)	the actual use of a Seat Belt at the time of the Injury is verified in an official report of the accident, or is certified in writing by the investigating official(s);

(d)	the Automobile is equipped with a factory-installed Air Bag; and

(e)	a properly functioning Air Bag was deployed for the seat that the person occupied.
Automobile means a validly registered:

(1)	vehicle that may be legally driven with the standard issue class of motor vehicle driver's license and no additional class of license is necessary to operate this vehicle; or

(2)	four wheel, two axle private passenger motor vehicle.
But Automobile does not include: (1) cars owned or leased by the Contract Holder or any of its subsidiaries or affiliates; (2) a motor vehicle intended for off-road use; or (3) a motor vehicle being used without the owner’s permission.

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Seat Belt means any: (1) passive restraint device for an adult that meets published federal safety standards, is installed by the Automobile’s manufacturer or replaced by an organization sanctioned by the Automobile’s manufacturer; and is not altered or replaced after that installation; or (2) federally approved, properly installed child safety seat.

Air Bag means an inflatable safety device that: (1) meets published federal safety standards; (2) is installed by the Automobile’s manufacturer or replaced by an organization sanctioned by the Automobile’s manufacturer; and (3) is not altered after that installation or replacement.

Losses Not Covered under this Additional Benefit: A Loss is not covered under this additional benefit if it results from driving or riding in any Automobile used in a race or a speed or endurance test, for acrobatic or stunt driving, or for any illegal purpose.

Additional Amount Payable under this Additional Benefit: An amount equal to the lesser of:

(a)    <1%-100%> of the Amount of Insurance on the person; and

(b)	<$1,000-$100,000>.]

[10][(4)	Additional Benefit for Tuition Reimbursement for Your Dependent Spouse or Domestic Partner:
This additional benefit for Tuition reimbursement for your dependent Spouse or Domestic
Partner only applies if you suffer a Loss of life.

This additional benefit is payable for the person who:

(a)	is your Spouse or Domestic Partner on the date of your death; and

(b)	enrolls in any professional or trades program within <1-36> months after the date of your death for the purposes of obtaining an independent source of support or enriching that Spouse’s or Domestic Partner’s ability to earn a living.

Proof of enrollment must be given to Prudential.
Tuition means the charge or fee for instruction, as at a private school, trade school or a college or university. Tuition does not include fees or charges other than for instruction.

Additional Amount Payable under this Additional Benefit: An amount equal to the least of:

(a)    the actual Tuition charged for the program;
(b)    <1%-50%> of your Amount of Insurance; and
(c)    <$1,000-$50,000>.
This benefit is payable annually for up to <1-6> consecutive years.
If there is no dependent Spouse or Domestic Partner eligible for this benefit, a benefit of
<$500-$5,000> will be paid.]

[11][(5)	Additional Benefit for Tuition Reimbursement for Your Dependent Child:

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This additional benefit for Tuition reimbursement for your dependent child only applies once.
It applies if either: (a) you suffer a Loss of life; or (b) your Spouse or Domestic Partner suffers a Loss of life. Date of death, as used below, refers to your or your Spouse’s or
Domestic Partner’s date of death depending upon whose Loss of life this additional benefit is payable.

This additional benefit is payable for each dependent child less than age <21-30> who:

(a)	wholly depends on you for support and maintenance on the date of death; and

(b)	is enrolled as a full-time student in a School on the date of death; or

(c)	is at the 12th grade level and becomes a full-time student in a School within <30-365>
days after that date.

Proof of enrollment must be given to Prudential.
Tuition means the charge or fee for instruction, as at a private school, trade school or a college or university. Tuition does not include fees or charges other than for instruction.

School means an institution of higher learning. The term includes, but is not limited to, a university, college or trade school.
Additional Annual Amount Payable under this Additional Benefit: An amount equal to the least of:

(a)	the actual annual Tuition, exclusive of room and board, books and fees, charged by the School;

(b)	<1%-50%> of the Amount of Insurance on the person; and

(c)	<$1,000-$50,000>.
This benefit is payable annually for up to <1-6> consecutive years, but not beyond the date the child reaches age <21-30>.

If there is no dependent child eligible for this benefit, a benefit of <$500 - $5,000> will be paid.]

12[(6)    Additional Benefit for Child Care Expenses for Your Dependent Child:
This additional benefit for child care expenses for your dependent child only applies once. It applies if either: (a) you suffer a Loss of life; or (b) your Spouse or Domestic Partner suffers a Loss of life. Date of death, as used below, refers to your or your Spouse’s or Domestic Partner’s date of death depending upon whose Loss of life this additional benefit is payable.

This additional benefit is payable for each dependent child less than age <7-13> who:

(a)	is your child who wholly depends on you for support and maintenance on the date of death; and

(b)	is enrolled at a Child Care Center on the date of death; or

(c)	becomes enrolled at a Child Care Center within <30-365> days after the date of death.
Proof of enrollment must be given to Prudential.

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Child Care Center means a facility or individual which:

(1)	operates pursuant to law, if locally required;

(2)	is not a family member; and

(3)	primarily provides care and supervision for children in a group setting on a regular, daily basis.
Additional Annual Amount Payable under this Additional Benefit: An amount equal to the lesser of:

(a)	the actual cost charged by such Child Care Center per year;

(b)	<1%-10%> of the Amount of Insurance on the person; and

(c)	<$1,000-$25,000>.
This benefit is payable annually for up to <1-6> consecutive years, but not beyond the date the child reaches age <7-13>.]

[13][(7)	Additional Benefit for Return of Remains:
This additional benefit for return of remains only applies if the person suffers a Loss of life and such Loss occurs outside a <50-500>-mile radius of the person’s home. It is payable for Return of Remains Expenses incurred to return the person’s body home to their country of residence.

Return of Remains Expenses are expenses for any of the following: (1) embalming; (2) cremation; (3) a coffin; and (4) transportation of the remains to return the person’s body home.

Additional Amount Payable under this Additional Benefit: An amount equal to the lesser of:

(a)	the amount of Return of Remains Expenses; and

(b)	<$1,000-$10,000>.]

[14][(8)	Additional Benefit for Loss as a Result of Felonious Assault:
This additional benefit only applies if you suffer a Loss that is the result of a Felonious
Assault which occurs:

(a)	because of your employment; and

(b)	while you are Working for Your Employer or on an Authorized Business Trip.
Felonious Assault means a Physical Attack by another person resulting in bodily harm to you. But, a Felonious Assault is not a moving violation as defined under the applicable state motor vehicle laws.

Physical Attack means any willful or unlawful use of force or violence upon you with the intent to cause bodily Injury to you. The Physical Attack must be considered a felony or misdemeanor in the jurisdiction in which it occurs.

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Authorized Business Trip: Any (1) trip that your Employer authorizes you to take for the purpose of furthering its business, or (2) relocation to a new residence that is closer to another office of your Employer's business. An Authorized Business Trip: (1) starts when you leave your residence or Regular Place of Employment, whichever is later; and (2) ends when you return to your residence or Regular Place of Employment, whichever is earlier.

The term includes trips for personal reasons that are taken during the course of authorized business travel if they do not exceed <1-30> consecutive days. But it does not include Commuting to and from Work, vacations or leaves of absence.
Regular Place of Employment: The Employer’s place of business at which you spend at least <0-100>% of your working hours and which is located within <10-100> miles of your primary residence. Satellite offices located within <10-200> miles of your primary residence are also included.

Working for Your Employer: Performing the duties of your job with your Employer either on or off your Employer’s premises. But the term does not include Commuting to and from
Work, vacations or leaves of absence.

Additional Amount Payable under this Additional Benefit: An amount equal to the lesser of:

(a)    <1%-25%> of the Amount of Insurance on the person; and

(b)	<$1,000-$100,000>.]

[15][(9)	Additional Benefit for Your Spouse’s or Domestic Partner’s Loss of Life as a
Result of a Common Accident:

This additional benefit for your Spouse’s or Domestic Partner’s Loss of life only applies if all of these tests are met:

(a)	Your Spouse or Domestic Partner is insured for Dependents Insurance under the
Coverage on the date of the accident that results in your Spouse’s or Domestic
Partner’s Loss of life.

(b)	You and your Spouse or Domestic Partner both suffer a Loss of life as a result of the same accident or separate accidents that occur within <24-48> hours of each other.

Additional Amount Payable under this Additional Benefit: An amount equal to the lesser of:

(a)	the difference between:

(i)	the Amount of Insurance payable under the Coverage for your Loss of life; and

(ii)	the Amount of Insurance payable under the Coverage for your Spouse’s or
Domestic Partner’s Loss of life; and

(b)	<$25,000-$1,000,000>.]

[10][(10)	Additional Benefit for Your Child’s Loss:
This additional benefit for a Qualified Dependent Child’s Loss only applies if both of these tests are met:

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(a)	That Loss is not a Loss of life.

(b)	That Child is insured for Dependents Insurance under the Coverage on the date of the accident that results in that Loss.
This benefit is not payable if the Child dies within <30-365> days of the accident.
Additional Amount Payable under this Additional Benefit: An amount equal to the lesser of:

(a)	the amount payable for that Child’s Loss; and

(b)	<$1,000-$100,000>.
But, if the Child sustains more than one Loss from the same accident, the amount will be equal to <100%-400%> of the amount payable for the one largest amount payable as a result of the Child’s Loss.]

[16][(11)	Additional Benefit During Critical Period After Your or Your Spouse’s or Domestic Partner’s Loss of Life:
This additional benefit only applies if either: (a) you suffer a Loss of life; or (b) your Spouse or Domestic Partner suffers a Loss of life. If you suffer a Loss of Life, it is payable during the Critical Period following your death. If your Spouse or Domestic Partner suffers a Loss of life, it is payable during the Critical Period following your Spouse’s or Domestic Partner’s death.

This benefit is only payable if these tests are met:

(a)	On the date of your or your Spouse’s or Domestic Partner’s Loss of life, your Spouse or Domestic Partner is insured for Dependents Insurance under the Coverage.

(b)	The person who suffers the Loss has a surviving Spouse or Domestic Partner or surviving dependent child on the date of death.

Critical Period: The <6-36> months immediately following your or your Spouse’s or Domestic Partner’s death.
Additional Monthly Amount Payable under this Additional Benefit: An amount equal to <1/2%-5%> of the Amount of Insurance on the person for each of the <6-36> months immediately following the person’s death.]

[17][(12)	Additional Benefit for Monthly Medical Premium:
This additional benefit for monthly medical premium only applies if all of these tests are met:

(a)	You suffer an accidental bodily Injury that results in a Loss within <30-365> days of an accident.

(b)	The accidental bodily Injury:

(i)	results in your having to take a leave of absence from your job with your Employer;
or

(ii)	ends your employment with your Employer.

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(c)	You choose to continue membership in your Employer’s medical plan beyond the time that it would otherwise end.
Additional Monthly Amount Payable under this Additional Benefit: An amount equal to the lesser of:

(a)	<1%-5%> of your Amount of Insurance; and

(b)	<$100-$500>.
This benefit will be paid monthly until the first of these occurs:

(a)	Your continued membership in your Employer’s medical plan ends.

(b)	You become covered under any other group medical plan.

(c)	The benefit has been paid for <1-36> consecutive months.
Proof of enrollment in the Employer’s medical plan and of continued medical premium contribution must be given to Prudential.]
____________________

The Beneficiary Rules and Claim Rules apply to the payment of the benefits.
____________________

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Additional Provisions for Dependents Term Life Coverage
1[FOR YOUR DEPENDENTCHILDREN ONLY]

A.	DEATH BENEFIT WHILE A COVERED PERSON.
If [a dependent Child] dies while a Covered Person, the amount of insurance on [that dependent Child] under the Dependents Term Life Coverage is payable when Prudential receives written proof of death. 2[But, all or part of the death benefit is not payable if it is excluded under Section E or if the amount of insurance on that dependent is being delayed under the Delay of Effective Date section.]

B.	DEATH BENEFIT DURING A CONVERSION PERIOD.
A death benefit is payable under this Section B if [a dependent Child] dies:

(1)	within 31 days after ceasing to be a Covered Person; and

(2)	while entitled (under Section D) to a conversion of the insurance under the Dependents Term
Life Coverage to an individual contract.

The amount of the benefit is equal to the amount of Dependents Term Life Coverage which could have been converted. It is payable even if conversion was not applied for. It is payable when Prudential receives written proof of death. 2[But, all or part of the death benefit is not payable if it is excluded under Section E or if the amount of insurance on that dependent Child is being delayed under the Delay of Effective Date section.]

[3][C.	DEATH BENEFIT DURING LIFE EVENT ENROLLMENT PERIOD.
A death benefit is payable under this Section C if a Qualified Dependent Child dies:

(1)	within 31 days of you becoming eligible to enroll a Qualified Dependent due to the following Life Events:

(a)	marriage or acquiring a Domestic Partner;

(b)	birth or adoption of a Child;
and

(2)	prior to actual enrollment as a Qualified Dependent.
The amount of the benefit is equal to the amount of Dependents Term Life Coverage shown in the Schedule of Benefits for death during a Life Event enrollment period. It is payable when Prudential receives written proof of death even if the person was not yet enrolled for Coverage. But, all or part of the death benefit is not payable if it is excluded under Section E or if the amount of insurance on that dependent Child is being delayed under the Delay of Effective Date section.

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If any premium is due for the Qualified Dependent Child at the time of claim, Prudential will reduce any benefit payable by the amount of such due premium applicable to the Qualified Dependent Child.]

D.	CONVERSION PRIVILEGE.
This privilege applies if you cease to be insured for the Dependents Term Life Coverage of the Group Contract with respect to [a dependent Child. That dependent Child] may have your insurance on [the dependent Child] under the Dependents Term Life Coverage, which then ends, converted to an individual life insurance contract. Evidence of insurability is not required. However, conversion is not available if the insurance ends for one of these reasons:

(1)	You fail to make any required contribution for insurance under the Group Contract.

(2)
All Dependents Term Life Coverage of the Group Contract for your class ends by amendment or otherwise. This (2) does not apply if, on the date it ends, you have been insured with respect to [the dependent Child] for [five] years for that insurance (or for that insurance and any Prudential rider or group contract replaced by that insurance).

A [dependent Child] may not convert the amount of insurance you have on that [dependent Child] to an individual life insurance contract if the dependent’s amount of insurance is being continued under the Continued Coverage Under the Group Contract for Employees and their Dependent Spouse or Domestic Partners provision in this Certificate.
Any such conversion is subject to the rest of this Section D.
Availability: The individual contract must be applied for and the first premium must be paid 4[by the later of:

(1)	the thirty-first day after you cease to be insured for Dependents Term Life Coverage with respect to the dependent Child; and

(2)
the fifteenth day after you have been given written notice of the conversion privilege. But, in no event may the insurance be converted to an individual contract if it is not applied for and the first premium paid prior to the ninety-second day after you cease to be insured for Dependents Term Life Coverage with respect to the dependent Child].

Individual Contract Rules: The individual contract must conform to the following:
Amount: Not more than the amount of Dependents Term Life Coverage on [the dependent Child] ending under the Dependents Term Life Coverage. But, if it ends because all of the Dependents Term Life Coverage of the Group Contract for your class ends, the total amount of individual insurance which may be obtained in place of all the Dependents Term Life Coverage on [the dependent Child] then ending under the Group Contract will not exceed the lesser of the following:

(1)
The total amount of all your Dependents Term Life Coverage on [the dependent Child] then ending under the Group Contract reduced by the amount of group life insurance from any carrier for which you are or become eligible with respect to [the dependent Child] within the next 31 days.

[5][(2)	$10,000.]
Form: Any form of a life insurance contract that6[:

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(1)	conforms to Title VII of the Civil Rights Act of 1964, as amended, having no distinction based on sex; and

(2)]	is one that Prudential usually issues at the age and amount applied for.
7[This does not include term insurance or a contract with disability or supplementary benefits.]
Premium: Based on Prudential's rate as it applies to the form and amount, and to [the dependent Child’s] class of risk and age at the time.
Effective Date: The end of the 4[31-day period after you cease to be insured for Dependents Term Life Coverage with respect to the dependent Child].

[8][E.	SUICIDE EXCLUSION.
If a dependent Child’s death results from or is caused by suicide, while sane or insane:

(1)
A death benefit is not payable if the dependent Child dies within two years of the date the dependent became a Covered Person. But, Prudential will refund any premiums paid for the Dependents Term Life Coverage on that dependent Child.

(2)
The amount of any increase in the death benefit with respect to the dependent Child is not payable if the dependent Child dies within two years of the date of the increase. But, Prudential will refund any premiums paid for that increase.]

____________________

9[The rules below apply to insurance payable on account of a dependent's death. But, if there is an assignment, these rules are modified by the following sections: Limits on Assignments; and Effect of Gift Assignment of Rights of Group Life Insurance Under Another Group Contract.
"Beneficiary" means a person chosen, in a format approved by Prudential, to receive the insurance benefits.
You have the right to choose a Beneficiary for the insurance on each dependent under this Coverage.
If there is a Beneficiary for the insurance on a dependent, the insurance is payable to that
Beneficiary. Any amount of insurance on the dependent for which there is no Beneficiary at the death of the dependent will be payable to you. But, if you are not living at the death of the dependent, the death benefit is payable to the dependent's estate or, at Prudential's option, to any one or more of these surviving relatives of the dependent: wife; husband; mother; father; children; brothers; sisters.

You may change the Beneficiary at any time without the consent of the present Beneficiary. The Beneficiary change form must be filed through the Contract Holder. The change will take effect on the date the form is signed. But, it will not apply to any amount paid by Prudential before it receives the form.

If there is more than one Beneficiary but the Beneficiary form does not specify their shares, they will share equally. If a Beneficiary dies before you, that Beneficiary's interest will end. It will be shared equally by any remaining Beneficiaries, unless the Beneficiary form states otherwise.
If the dependent and a Beneficiary die in the same event and it cannot be determined who died first, the insurance will be payable as if that Beneficiary died before that dependent.]

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____________________

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General Information
BENEFICIARY RULES
The rules in this section apply to insurance payable on account of [your] death, when the Variable Universal Life Coverage, including any of the additional provisions that may be a part of the Variable Universal Life Coverage, states that they do. 1[These rules also apply to insurance payable on account of your Spouse's or Domestic Partner’s death, when the Variable Universal Life Coverage, including any of the additional provisions that may be a part of the Variable Universal Life Coverage, states that they do. But these rules are modified by any burial expenses rule in the Schedule of Benefits and, if there is an assignment, by the following Sections: Limits on Assignments; and Effect of Gift Assignment of Rights of Group Variable Universal Life Insurance Under Another Group Contract.]
"Beneficiary" means a person chosen, in a format approved by Prudential, to receive the insurance benefits.
You have the right to choose a Beneficiary.
If there is a Beneficiary for the insurance under a Coverage, it is payable to that Beneficiary. Any amount of insurance under a Coverage for which there is no Beneficiary at the person’s death will be payable to 2[the first of the following: the person’s (a) surviving Spouse or Domestic Partner; (b) surviving child(ren) in equal shares; (c) surviving parents in equal shares; (d) surviving siblings in equal shares; (e) estate. This order will apply unless otherwise provided in the Limits on Assignments.]
You may change the Beneficiary at any time without the consent of the present Beneficiary. The Beneficiary change form must be filed through the [Contract Holder]. However, if you purchase paid-up insurance and you make a Beneficiary change, the Beneficiary change form must be filed with Prudential instead of the [Contract Holder]. The change will take effect on the date the form is signed. But it will not apply to any amount paid by Prudential before it receives the form.
If there is more than one Beneficiary, but the Beneficiary form does not specify their shares, they will share equally. If a Beneficiary dies before you or, with respect to your Spouse or Domestic Partner, before your Spouse or Domestic Partner, that Beneficiary's interest will end. It will be shared equally by any remaining Beneficiaries, unless the Beneficiary form states otherwise.
3[If you or, with respect to your Spouse or Domestic Partner, your Spouse or Domestic Partner and a Beneficiary die in the same event and it cannot be determined who died first, the insurance will be payable as if that Beneficiary died before you or your Spouse or Domestic Partner.]
MODE OF SETTLEMENT RULES
4[The rules in this Section apply to Employee or Dependents Insurance payable on account of your death or, with respect to your Spouse or Domestic Partner, on account of your Spouse's or Domestic Partner’s death, when the Variable Universal Life Coverage states that they do. But these rules are subject to the Limits on Assignments and Effect of Gift Assignment of Rights of Group Variable Universal Life Insurance Under Another Group Contract Sections.
Insurance payable on account of a Covered Person’s death is normally paid to the Beneficiary in one sum. Subject to applicable law, where the amount of the benefit meets Prudential's current minimum

115320 GVUL MMYYST		[CBN 5001 (A)]
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requirement, payment in one sum will be made by establishing a retained asset account in the Beneficiary’s name, unless the Beneficiary elects another settlement or payment option available at the time of claim, and the benefit distribution will be deemed complete when the account is established. The retained asset account is an interest-bearing draft account backed by the financial strength of Prudential. Funds are held in Prudential’s general account or elsewhere as Prudential may direct and an account in the Beneficiary’s name is credited interest at a rate set by Prudential’s discretion, subject to a minimum rate that will change no more than once every 90 days on advance notice to the Beneficiary. The Beneficiary is provided a draftbook and has immediate access to the entire amount by writing drafts for any amount up to the account balance. The retained asset account is not a bank account and is not insured by the Federal Deposit Insurance Corporation; it is a contractual undertaking between Prudential and the Beneficiary. Further information about the account is provided at the time of claim. Prudential may at its discretion provide other forms of payment in one sum. But another mode of settlement may be arranged with Prudential for all or part of the insurance, as stated below.

Arrangement for Mode of Settlement: You may arrange a Mode of Settlement by proper written request to Prudential.
If, at your death or, with respect to your Spouse or Domestic Partner, at your Spouse's or Domestic Partner’s death, no mode of settlement has been arranged for an amount of Employee or Dependents Life Insurance, the Beneficiary and Prudential may mutually agree on a mode of settlement for that amount.
Conditions for Mode of Settlement: The Beneficiary must be a natural person taking in the Beneficiary's own right. A mode of settlement will apply to secondary Beneficiaries only if Prudential agrees in writing. Each installment to a person must not be less that $20.00. A change of
Beneficiary will void any mode of settlement arranged before the change.

Choice by Beneficiary: A Beneficiary being paid under a mode of settlement may, if Prudential agrees, choose (or change the Beneficiary's choice of) a payee or payees to receive, in one sum, any amount which would otherwise be payable to the Beneficiary's estate.
Prudential has prepared information about the modes of settlement available. You can contact Prudential for this information.]
INCONTESTABILITY OF INSURANCE
This limits Prudential's use of your statements in contesting an amount of insurance under the Variable Universal Life Coverage 5[and any of the additional provisions that may be a part of the Variable Universal Life Coverage] for which you are insured. These are statements made to persuade Prudential to accept you for insurance. They will be considered to be made to the best of your knowledge and belief. These rules apply to each statement:

(1)	It will not be used in the contest unless:

(a)	It is in a written [6][instrument] signed by you; and

(b)	A copy of that [6][instrument] is or has been furnished to you or, in the event of your death or incapacity, to your Beneficiary or personal representative.

(2)	If it relates to [a person's] insurability:

(a)
it will not be used to contest the validity of the insurance which has been in force, before the contest, for at least two years during [the person's] lifetime; or, if later, two years during [the person's] lifetime from the date [the person's] insurance was reinstated.

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(b)
with respect to an increase in [that person's] face amount of insurance, it will not be used to contest the validity of the increase in the insurance which has been in force, before the contest, for at least two years during [the person's] lifetime.

____________________

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1[LIMITS ON ASSIGNMENTS
You may assign your Employee or Dependents Insurance under the Variable Universal Life Coverage, including any of the additional provisions that may be a part of the Variable Universal Life Coverage. Any rights, benefits or privileges that you have as an Employee may be assigned as a gift assignment or as a collateral assignment. This includes any right to choose a Beneficiary, changes to the face amount of insurance or to convert to another contract of insurance. An assignment must be in a signed writing. Prudential will not decide if an assignment does what it is intended to do. Prudential will not be held to know that one has been made unless it or a copy is filed with Prudential through the Contract Holder.

This paragraph applies only to insurance for which you have the right to name a Beneficiary, when that right has been assigned. If an assigned amount of insurance becomes payable on account of the Covered Person's death, and at the Covered Person's death there is no Beneficiary chosen by the assignee, it will be payable to:

(1)	the assignee, if the assignee is living and is a natural person or the successor if the assignee is not a natural person; or

(2)	the estate of the assignee, if the assignee is a natural person is not living or the successor if the assignee is not a natural person.
It will not be payable as stated in the Beneficiary Rules.]
2[EFFECT OF GIFT ASSIGNMENT OF RIGHTS OF GROUP VARIABLE UNIVERSAL LIFE INSURANCE UNDER ANOTHER GROUP CONTRACT

If you are eligible for the Variable Universal Life Coverage, including any of the additional provisions that may be a part of the Variable Universal Life Coverage, of the Group Contract’s effective date, you will have no rights, benefits or privileges under such Coverage if, on the day before that date, all of the following were true:

(1)	You were insured for group variable universal life insurance under another group contract, and that contract was issued by Prudential or another insurance carrier to cover Employees of the Employer.

(2)	Your group variable universal life insurance under the other group contract ended.

(3)
An irrevocable and absolute gift assignment previously made by you: (a) was in effect; (b) was made before the other group contract ended; and (c) was of all of your rights, benefits and privileges of the group variable universal life insurance under the other group contract.

(4)	Those rights, benefits and privileges were owned by the assignee or the assignee's successor.
The owner of those rights of the group variable universal life insurance under the other group contract on the day before this Group Contract’s effective date will be the owner of the rights, benefits and privileges you would have had under the Variable Universal Life Coverage, including any of the additional provisions that may be a part of the Variable Universal Life Coverage, to the same extent ownership existed under the other group contract, if this section did not apply. This includes, but is not limited to, any right of assignment you would have had under the Limits on Assignments section above. The term "assignee" as used in that section includes such an owner.
The term "group variable universal life insurance", as used above, means only group variable universal life insurance provided under Group Contract No. XXX issued to the KLM Insurance Company.]

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AGE ADJUSTMENT
If an age is used to determine your contributions for the Variable Universal Life Coverage3[, including any of the additional provisions that may be a part of that Coverage,] and the age used is found to be in error, Prudential will adjust the amount of any death benefit payable. The death benefit will be increased or decreased to reflect the benefit that the contributions you made would have provided at the correct age.
PHYSICAL EXAM [AND AUTOPSY]
Prudential, at its own expense, has the right to examine the person whose loss is the basis of claim. Prudential may do this when and as often as is reasonable while the claim is pending. 4[Prudential also has the right to arrange for an autopsy in case of accidental death, if it is not forbidden by law.]
LEGAL ACTION
No action at law or in equity shall be brought to recover on the Group Contract until 60 days after the written proof described above is furnished. No such action shall be brought more than [<three-six>] years after the end of the time within which proof of loss is required.
DEFINITIONS
5[Active Work Requirement: A requirement that you be actively at work at the Employer's place of business, or at any other place that the Employer's business requires you to go.]
6[Adult Child: A child of an Employee or an Employee’s Spouse or Domestic Partner who reaches the age limit in the definition of Qualified Dependent while insured as a Qualified Dependent under the Additional Provisions for Dependents Term Life Coverage of the Group Contract.]
7[Annual Enrollment Period: There is a period each year during which you may enroll for Coverage or request a change in Coverage for the following Calendar Year. The Contract Holder will notify you of when this Annual Enrollment Period begins and ends.]
Attained Age: [The person's] age 8[as of each Contract Anniversary.]
Business Day: On any day, the time during which the New York Stock Exchange is open and the Securities and Exchange Commission has not restricted trading or declared an emergency.
9[Calendar Year: A year starting January 1.]
Cash Surrender Value: The Cash Surrender Value of Your Certificate Fund is equal to the Certificate Fund on the date of surrender, less any Certificate Debt.
Certificate Debt: The sum of all loans under this Certificate, plus the interest charged that is not yet due and has not been added to the loans.
Certificate Year: A period of one year measured from the effective date of Your Certificate and from each successive anniversary of that date.
Contract Month: A period of one month measured from the Contract Date and from each successive monthly anniversary.
Contract Year: A period of one year measured from the Contract Date and from each successive Contract Anniversary.

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Contributory Insurance10[, Contributory Dependents Insurance]:  Contributory Insurance 10[or Contributory Dependents Insurance] is insurance for which the Contract Holder has the right to and may require your 10[or your dependents] direct contribution to the cost of coverage.
Coverage: A part of the Certificate consisting of:

(1)	A benefit page labeled as a Coverage in its title.

(2)	Any page or pages that continue the same kind of benefits.

(3)	A Schedule of Benefits entry and other benefit pages or forms that by their terms apply to that kind of benefits.
Covered Person under the Variable Universal Life Coverage3[, including any of the additional provisions that may be a part of the Variable Universal Life Coverage]: 11[An Employee who is insured for Employee Insurance under that Coverage;] 10[a Qualified Dependent for whom an Employee is insured for Dependents Insurance under that Coverage].
10[Dependents Insurance: Insurance on the person of a dependent.]
4[Doctor: A licensed practitioner of the healing arts acting within the scope of the license.]
12[Domestic Partner: A person of the same or opposite sex who:

(1)	Satisfies the requirements for being a domestic partner, registered domestic partner or party to a civil union under the law of your jurisdiction of residence; or

(2)	Is a person of the same or opposite sex who satisfies all of the following:

(a)	is age 18 or older; and

(b)	is not related to you by blood or a degree of closeness that would prohibit marriage in the law of the jurisdiction in which you reside; and

(c)	is mentally competent to consent to contract; and

(d)	is not married to another person under statutory or common law nor in a domestic partnership, registered domestic partnership or civil union with another person; and

(e)	is not otherwise a Qualified Dependent under the Program; and

(f)	is in a single dedicated, serious and committed relationship with you; and

(g)	has shared a single permanent residence with you for at least <3 - 24> consecutive months; and

(h)	is financially interdependent with you.]
13[Earnings: This is the gross amount of money paid to you by the Employer in cash for performing the duties required by your job. Bonuses, overtime pay, Earnings for more than 40 hours per week, and all other benefits are excluded.]
14[Employee: A person employed by the Employer; a proprietor or partner of the Employer. The term also applies to that person for any rights after insurance ends.]

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11[Employee Insurance: Insurance on the person of an Employee.]
15[The Employer: Collectively, all employers included under the Group Contract.
4[Injury: Injury to the body of a Covered Person.]
Insurance: Variable Universal Life Coverage3[, and any of the additional provisions that may be a part of the Variable Universal Life Coverage,] provided under this Certificate.
16[Life Event: Any of the following which constitute a change in family status:

(1)	your marriage or divorce;

(2)	becoming or ceasing to be a Domestic Partner;

(3)	the death of your Spouse, Domestic Partner, or Child;

(4)	the birth or adoption of your Child;

(5)	employment or termination of employment of your Spouse or Domestic Partner;

(6)	switching from part-time to full-time Employee status (or vice versa) by you or your Spouse or Domestic Partner;

(7)	you or your Spouse or Domestic Partner taking an unpaid leave of absence;

(8)	a significant change in your health coverage that is attributable to your Spouse’s or Domestic Partner's employment.]
Loan Account: An account, which is part of the Covered Person's Certificate Fund, that is set up by Prudential when you take out a loan.
4[Premium Refund: A refund that Prudential may provide under certain Group Contracts based on favorable experience.]
Prudential: The Prudential Insurance Company of America.
4[Sickness: Any disorder of the body or mind of a Covered Person, but not an Injury.]
You: 17[An Employee].
____________________

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CLAIM RULES
These rules apply to payment of benefits under Additional Provisions for Accidental Death and Dismemberment Coverage.
Proof of Loss: Prudential must be given written proof of the loss 1[including any requested documentation, such as a death certificate,]for which claim is made under the Coverage. This proof must cover the occurrence, character and extent of that loss. It must be furnished within [<90-365> days] after the date of the loss. 2[But, if any Coverage provides for periodic payment of benefits at monthly or shorter intervals, the proof of loss for each such period must be furnished within <90-365> days after its end.]
A claim will not be considered valid unless the proof is furnished within [these] time limit[s].
However, it may not be reasonably possible to do so. In that case, the claim will still be considered valid if the proof is furnished as soon as reasonably possible.

When Benefits are Paid: Benefits are paid when Prudential receives written proof of the loss 1[including any requested documentation, such as a death certificate]. 2[But, if a Coverage provides that benefits are payable at equal intervals of a month or less, Prudential will not have to pay those benefits more often.]
To Whom Payable: Benefits are payable to you 3[with these exceptions:

(1)	Benefits for Tuition reimbursement for your surviving Spouse or Domestic Partner payable on account of your Loss of life will be paid to:

(a)	your Spouse or Domestic Partner, if living; or

(b)	your Spouse’s or Domestic Partner’s estate, if your Spouse or Domestic Partner is not living at the time a benefit is paid.

(2)
Benefits for Tuition reimbursement for your child or child care expenses payable on account of your Loss of life will be paid to the person or institution appearing to Prudential to have assumed the main support of your Qualified Dependent children.

(3)	Benefits for common accident will be paid to the person or institution appearing to Prudential to have assumed the main support of your Qualified Dependent children.

(4)	Benefits for monthly medical premium for your surviving Spouse, Domestic Partner or Qualified Dependent children will be paid to:

(a)	your Spouse or Domestic Partner, if living; or

(b)	the person or institution appearing to have assumed the main support of your Qualified Dependent children.

(5)	Benefits for any other of your Losses that are unpaid at your death or become payable on account of your death will be paid to your Beneficiary or Beneficiaries. (See Beneficiary Rules.)
If you and a Beneficiary die in the same event and it cannot be determined who died first, benefits will be payable as if that Beneficiary died before you.

(6)	If you are not living, benefits for a dependent’s Losses are payable to your Spouse or Domestic Partner if your Spouse or Domestic Partner is living.

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(7)	If neither you nor your Spouse or Domestic Partner is living, then benefits for a Spouse’s or Domestic Partner’s Losses will be paid to your Spouse’s or Domestic Partner’s estate.

(8)
If neither you nor your Spouse or Domestic Partner is living, then benefits for a Qualified Dependent Child’s Losses will be paid to the child who suffered the Loss. If that Qualified Dependent Child is not living, the benefits will be paid to the Child’s estate.]

INCONTESTABILITY OF INSURANCE TO WHICH THE CLAIM RULES APPLY
This limits Prudential's use of your statements in contesting an amount of that insurance for which you are insured. These are statements made to persuade Prudential to effect an amount of that insurance. They will be considered to be made to the best of your knowledge and belief. These rules apply to each statement:

(1)	It will not be used in a contest to avoid or reduce that amount of insurance unless:

(a)	It is in a written [4][instrument] signed by you; and

(b)	A copy of that [4][instrument] is or has been furnished to you.

(2)	It will not be used in the contest after that amount of insurance has been in force, before the contest, for at least two years during your lifetime.
____________________

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When Insurance Ends
[EMPLOYEE AND DEPENDENTS] INSURANCE
Your 1[Employee Insurance or your Dependents Insurance under the Variable Universal Life Coverage and any of the additional provisions that may be a part of the Variable Universal Life Coverage under the Group Contract will end on the first of these to occur]:

(1)	The date the Group Contract ends.

[2][(2)
The last day of the month in which Prudential receives notice that the Employee ceases to be in the Covered Classes for the insurance because the Employee's employment ends (see below) or for any other reason.]

[3][(3)	The last day of the month in which Prudential receives notice that the Employee's class has been removed from the Covered Classes for the insurance.]

[3][(4)
The last day of the month in which you fail to pay, when due any contribution that is required to keep the person's insurance in force. If the person's insurance is in default, you fail to pay the monthly contribution required to provide the person's Variable Universal Life Coverage during the grace period. But failure to pay for Dependents Insurance will not cause your Employee Insurance to end.]

[4][(5)	With respect to an Employee's Spouse or Domestic Partner who is insured for Variable
Universal Life Coverage, including any of the additional provisions that may be a part of the Variable Universal Life Coverage, the last day of the month in which that Spouse's or Domestic Partner’s Coverage ends as a result of your death or divorce or your Domestic Partner ceasing to be a Qualified Dependent.]

5[Dependents Insurance for a Qualified Dependent under the Additional Provisions for Dependents Term Life Coverage will end on the last day of the month in which that dependent ceases to be a Qualified Dependent for those provisions.]
6[Continued Coverage for an Incapacitated Child: This applies only to the Dependents Insurance you have for a Qualified Dependent Child under the Additional Provisions for Dependents Term Life Coverage. The insurance for the Child will not end on the date the age limit in the definition of Qualified Dependent is reached if both of these are true:

(1)
The Child is then mentally or physically incapable of earning a living. Prudential must receive proof of this within the next 31 days after the date the age limit in the definition of Qualified Dependent is reached.

(2)	The Child otherwise meets the definition of Qualified Dependent.
If these conditions are met, the age limit will not cause the Child to stop being a Qualified Dependent under that Coverage. This will apply as long as the Child remains so incapacitated.]
7[Paid-up Insurance: If a person's Certificate Fund has been used to provide paid-up insurance, as described in the Paid-up Insurance Section of the Variable Universal Life Coverage, the paid-up

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insurance will not end when a person's insurance ends under other rules of the Group Contract. Unless surrendered, it will continue until the person's death.]
8[End of Employment: For insurance purposes, the Employee's employment will end when the Employee is no longer a full-time Employee actively at work for the Included Employer. But, the Included Employer may consider the Employee as still employed in the Covered Classes during certain types of absences from full-time work. The Included Employer decides which Employees with those types of absences are to be considered employed, and for how long. In doing so, the Included Employer must not discriminate among persons in like situations. When so considered, the Employee's insurance under a Coverage will be continued only while the Employee is paying contributions for it at the time and in the amounts, if any, required by the Contract Holder.
For the purpose of the Employee's life insurance under the Group Contract, the Employee's employment in the Covered Classes will not be considered to end while the Employee: (1) is absent from work for the Employer on account of the Employee's disability; and (2) has been so absent for less than six months; and (3) is not working at any other job for wage or profit.
If an Employee stops active full-time work for any reason, the Employee should contact the Employer at once to see what arrangements, if any, have been made to continue your insurance during such absences.]
9[Continued Coverage Under the Group Contract for Employees and their Dependent Spouses or Domestic Partners: If a person's Face Amount of Insurance under the Variable Universal Life Coverage 9a[and any of the additional provisions made a part of the Variable Universal Life Coverage] would, but for these provisions, end because:

9b[(1)	the Employee ceases to be in the Covered Classes for the insurance; or

(2)	the Employee's class has been removed from the Covered Classes for the insurance; or ]

9c[(3)	with respect to a person who is a dependent Spouse or Domestic Partner, the Employee dies or is divorced from that Spouse or the Domestic Partner ceases to be a Qualified Dependent;]

9d[the person's Variable Universal Life Coverage and any of the additional provisions made a part of the Variable Universal Life Coverage will be continued beyond the date it would have ended above.]
But, this will not apply if the person's Variable Universal Life Coverage under the Group Contract ends because the Employee's employer is no longer an employer included under the Group Contract and, within 31 days, the person becomes eligible through the Employee's employer for group life insurance coverage, issued by another carrier, that provides for the accumulation of cash value.

The requirements of the Delay of Effective Date section no longer apply when the person's Variable Universal Life Coverage 9a[and any of the additional provisions made a part of the Variable Universal Life Coverage] is continued.
Rules: The Variable Universal Life Coverage 9a[and any additional provisions that may be a part of the Variable Universal Life Coverage] will be continued, subject to the following rules.
Effective Date: The effective date is the first day of the month after Prudential receives notice that the person's Variable Universal Life Coverage9a[, including any of the additional provisions that may be a part of the Variable Universal Life Coverage,] under the Group Contract would have ended.

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Face Amount of Insurance: The Face Amount of Insurance on a person that may be continued is the Face Amount the person had on the date the Variable Universal Life Coverage ends. 9e[The minimum Face Amount of Insurance that can be continued is <$10,000 - $50,000>.]
Contributions: The amount of the contributions required to keep the insurance in force will be different than the amount you have been contributing. Contributions will be payable directly to Prudential.
9e[Amount Limitation: The Amount Limitation shown in the Schedule of Benefits is replaced by the Amount Limitation shown below.
Amount Limitation: When a person attains the Coverage Reduction Age (shown below), the person's Face Amount of Insurance is limited. It is the greater of: (a) five times the person's Certificate Fund on the Business Day coinciding with or next following attainment of the Coverage Reduction Age; and (b) $50,000. But in no event will a person's Face Amount of Insurance exceed the person's Face Amount of Insurance on the day prior to attainment of the Coverage Reduction Age, nor will it be less than the least amount needed to keep the Coverage within the definition of life insurance under the Internal Revenue Code or successor law without reducing the fund.
Coverage Reduction Age: The later of: (a) the person's age at retirement from active, full-time work with the employer; and (b) the tenth anniversary of the day on which the person became insured for the Variable Universal Life Coverage under the Group Contract.
The Delay of Effective Date section does not apply to this provision.]
End of Continued Coverage: Insurance under the Variable Universal Life Coverage 9a[and any of the additional provisions that may be a part of the Variable Universal Life Coverage] will end when the first of these occurs:

(1)	The Group Contract ends.

(2)
You fail to pay, when due any contribution that is required to keep the person's insurance in force. If the person's insurance is in default, you fail to pay the monthly contribution required to provide the person's Variable Universal Life Coverage during the grace period. 9f[But failure to pay for Dependents Insurance will not cause your Employee Insurance to end.]

(3)    The Certificate Fund that applies to the person has been used to buy paid-up insurance.
9f[Your Dependents Insurance for a Qualified Dependent under the Additional Provisions for Dependents Term Life Coverage will end on the last day of the month in which that dependent ceases to be a Qualified Dependent for those provisions.]]
10[Continued Coverage under the Group Contract for a Child Who Reaches the Age Limit: A Child of an Employee or an Employee's Spouse or Domestic Partner has the right to enroll for Variable Universal Life Coverage under the Group Contract if the Child:

(1)	reaches the age limit in the definition of Qualified Dependent while insured as your Qualified Dependent under the Additional Provisions for Dependents Term Life Coverage of the Group Contract; and

(2)	has not converted your insurance on that Child under the Additional Provisions for Dependents Term Life Coverage of the Group Contract to an individual life insurance contract; and

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(3)	is not covered as an Employee of the Employer, or is not the Spouse or Domestic Partner of an Employee of the Employer, under the Variable Universal Life Coverage of the Group Contract.
For the purpose of the Group Contract, a Child who has this right is called an Adult Child.
Any such right is subject to the following rules.
Rules: These rules apply.
Availability: The Adult Child must enroll for the Variable Universal Life Coverage in a format approved by Prudential and pay the first premium within 31 days after the Additional Provisions for Dependents Term Life Coverage for that Child ends. Evidence of insurability will not be required.

Face Amount of Insurance: The Adult Child may elect a Face Amount of Insurance equal to $10,000, or a multiple of $10,000, up to $50,000. But, in no event can that Face Amount of Insurance be more than five times the amount of insurance on that Child under the Additional Provisions for Dependents Term Life Coverage on the date the Additional Provisions for Dependents Term Life Coverage for
that Child ends.

Contributions: Contributions will be payable directly to Prudential.
Certificate: Prudential will issue a Certificate to the Adult Child.]
Attainment of Age [<95-121>]: 11[On the first day of the month following the date a Covered
Person attains age <95-121>], the person's death benefit will be equal to the Certificate Fund, less any Certificate Debt outstanding and any past due monthly charges. The Face Amount of Insurance ends, the monthly Expense Charges for the Cost of Insurance will no longer be required and Prudential will no longer accept contributions.

7[Any additional provisions that may have been a part of the Variable Universal Life Coverage will end.]
____________________

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[THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

Specifications Page
(Made a part of the Certificate as of [January 1, 20XX])

Contract Holder: [The A.B.C. Company]
Group Contract No.:    [G-12345]
Premium Due Date: The [first] day of each month after [January 1, 20XX]
Contract Anniversary: [January 1] of each year, beginning in [20XX]
Effective Date of Certificate: [January 1, 20XX]

[1][Employee: John A. Doe	] Certificate No.: [xxxxxxxxx]
2[Death Benefit Option: Option A]
3[Dependents Coverage Applies: Yes
Covered Dependent Spouse or Domestic Partner: Mary K. Doe
Dependent Child(ren) Covered: Yes]
1[Beneficiary for Employee Death Benefits: Mary K. Doe, Wife]
4[Beneficiary for Dependent Spouse or Domestic Partner Death Benefits: Richard A. Doe, Child]
Variable Universal Life Coverage:
Face Amount of Insurance:

[1][Employee:	$XX,XXX.XX]
4[Dependent Spouse or Domestic Partner: $XX,XXX.XX]
Initial Monthly Contribution:

[1][Employee:	$XX.XX]
4[Dependent Spouse or Domestic Partner: $XX.XX]
Allocation of Contribution Amounts:
5[Employee Insurance --

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Option	Percentage

The Prudential Series Fund, Inc.:
Money Market	50%
Stock Index	20%

Janus Aspen Series:
Growth	10%

Warburg Pincus Trust:
Post-Venture Capital	20%]
6[Dependent Spouse or Domestic Partner Insurance --

Option	Percentage

The Prudential Series Fund, Inc.:
Money Market	50%
Stock Index	20%

Janus Aspen Series:
Growth	10%

Warburg Pincus Trust:
Post-Venture Capital	20%]

[7][Additional Provisions for Accidental Death and Dismemberment Coverage apply:	Yes

Employee Amount of Insurance:	$XX,XXX.XX
Dependent Spouse or Domestic Partner Amount of Insurance: $XX,XXX.XX
Dependent Child Amount of Insurance: $XX,XXXX.XX]
8[Additional Provisions for Dependents Term Life Coverage apply: Yes
Dependent Spouse or Domestic Partner Amount of Insurance: $XX,XXX.XX
Dependent Child Amount of Insurance: $XX,XXX.XX]
Schedule of Charges and Expenses
Expense Charges: From each contribution paid by you, Prudential deducts the sum of:

(1)	An amount equal to [X.X%] of the contribution to cover state and local premium taxes; and

(2)	an amount equal to [X.X%] of the contribution to cover applicable federal taxes; and

(3)	a sales charge equal to [X.X%] of the contribution, and such charge will not exceed [X.X%] of the contribution.
From the balance, Prudential deducts a per-payment processing charge of [$X.XX]. Prudential may change this charge, but it will not exceed [$X.XX].

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The charges described in (1) and (2) above may be changed if the cost of Prudential's taxes related to premium change. You will be notified about the amount of any change in the above Expense Charges.
Monthly Administration Charge: The monthly administration charge will be [$X.XX]. Prudential may change this charge, but it will not exceed [$X.XX].

IMPORTANT: THIS IS A PART OF YOUR CERTIFICATE. IT IS EVIDENCE OF YOUR COVERAGE AND SHOULD BE ATTACHED TO YOUR CERTIFICATE. THIS SPECIFICATIONS PAGE REPLACES, AS OF [JULY 1, 20XX], ANY PRIOR SPECIFICATIONS PAGE ISSUED TO YOU WITH RESPECT TO THE COVERAGES DESCRIBED IN THE CERTIFICATE.

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